================================================================================

                                                                    Exhibit 99.2


                                CREDIT AGREEMENT



                                   dated as of


                                  May 24, 2002


                                      among


                          IKON OFFICE SOLUTIONS, INC.,
                                IOS CAPITAL, LLC,
                             IKON CAPITAL, PLC, and
                               IKON CAPITAL, INC.,
                                  as Borrowers


                            The Lenders Party Hereto


                            J.P. MORGAN BANK CANADA,
                        as Canadian Administrative Agent

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent


                             BANK OF AMERICA, N. A.,
                         DEUTSCHE BANK SECURITIES INC.,
                                       and
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                           as Co-Documentation Agents


                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger



================================================================================

                                Table of Contents

                                                                            Page

ARTICLE I Definitions..........................................................1
   SECTION 1.01.   Defined Terms...............................................1
   SECTION 1.02.   Terms Generally............................................26
   SECTION 1.03.   Accounting Terms...........................................27

ARTICLE II The Credits........................................................27
   SECTION 2.01.   Commitments................................................27
   SECTION 2.02.   Loans and Borrowings.......................................28
   SECTION 2.03.   Requests for Revolving Borrowings..........................29
   SECTION 2.04.   Swingline Loans............................................31
   SECTION 2.05.   US Letters of Credit.......................................32
   SECTION 2.06.   Canadian Letters of Credit.................................37
   SECTION 2.07.   Funding of Borrowings......................................41
   SECTION 2.08.   US$ Revolving Loan Interest Elections......................43
   SECTION 2.09.   Pounds Sterling UK Revolving Loan Interest Elections.......44
   SECTION 2.10.   Elections with Respect to Canadian Revolving Loans.........45
   SECTION 2.11.   Termination and Reduction of Commitments...................45
   SECTION 2.12.   Repayment of Loans; Evidence of Debt.......................46
   SECTION 2.13.   Prepayment of Loans........................................47
   SECTION 2.14.   Fees.......................................................48
   SECTION 2.15.   Interest...................................................49
   SECTION 2.16.   Alternate Rate of Interest.................................50
   SECTION 2.17.   Increased Costs............................................51
   SECTION 2.18.   Break Funding Payments.....................................52
   SECTION 2.19.   Taxes......................................................52
   SECTION 2.20.   Payments Generally; Pro Rata Treatment; Sharing of
                   Set-offs...................................................54
   SECTION 2.21.   Mitigation Obligations; Replacement of Lenders.............56
   SECTION 2.22.   Bankers' Acceptances.......................................57
   SECTION 2.23.   Reallocation...............................................61
   SECTION 2.24.   Currency Fluctuations, etc.................................62

ARTICLE III Representations and Warranties....................................63
   SECTION 3.01.   Organization; Powers.......................................63
   SECTION 3.02.   Authorization; Enforceability..............................63
   SECTION 3.03.   Governmental Approvals; No Conflicts.......................64
   SECTION 3.04.   Financial Condition; No Material Adverse Change............64
   SECTION 3.05.   Properties.................................................64
   SECTION 3.06.   Litigation and Environmental Matters.......................65
   SECTION 3.07.   Compliance with Laws and Agreements........................65
   SECTION 3.08.   Investment and Holding Company Status......................65
   SECTION 3.09.   Taxes......................................................65
   SECTION 3.10.   ERISA......................................................65

   SECTION 3.11.   Disclosure.................................................66
   SECTION 3.12.   Equal and Ratable Debt.....................................66
   SECTION 3.13.   Regulations T, U and X.....................................66
   SECTION 3.14.   Subsidiaries...............................................66

ARTICLE IV Conditions.........................................................67
   SECTION 4.01.   Effective Date.............................................67
   SECTION 4.02.   Each Credit Event..........................................69

ARTICLE V Affirmative Covenants...............................................69
   SECTION 5.01.   Financial Statements; Ratings Change and Other
                   Information................................................70
   SECTION 5.02.   Notices of Material Events.................................71
   SECTION 5.03.   Existence; Conduct of Business.............................71
   SECTION 5.04.   Payment of Obligations.....................................72
   SECTION 5.05.   Maintenance of Properties; Insurance.......................72
   SECTION 5.06.   Books and Records; Inspection Rights.......................72
   SECTION 5.07.   Compliance with Laws.......................................72
   SECTION 5.08.   Use of Proceeds and Letters of Credit......................72
   SECTION 5.09.   Continued Ownership of Each Subsidiary Borrower............73
   SECTION 5.10.   Additional Guarantors......................................73

ARTICLE VI Negative Covenants.................................................73
   SECTION 6.01.   Financial Condition Covenants..............................73
   SECTION 6.02.   Liens......................................................74
   SECTION 6.03.   Fundamental Changes........................................76
   SECTION 6.04.   Dispositions of Property...................................76
   SECTION 6.05.   Investments, Loans, Advances, Guarantees and Acquisitions..77
   SECTION 6.06.   Restricted Payments........................................79
   SECTION 6.07.   Transactions with Affiliates...............................79
   SECTION 6.08.   Subsidiary Indebtedness....................................79
   SECTION 6.09.   Capital Expenditures.......................................80
   SECTION 6.10.   Sale, Discount of Receivables; Sale, Leaseback
                   Transactions...............................................80
   SECTION 6.11.   Optional Payments of Certain Debt Instruments..............80
   SECTION 6.12.   Ratings Trigger Events.....................................81
   SECTION 6.13.   Restrictive Agreements.....................................81

ARTICLE VII Events of Default.................................................82

ARTICLE VIII The Administrative Agent.........................................85

ARTICLE IX Miscellaneous......................................................87
   SECTION 9.01.   Notices....................................................87
   SECTION 9.02.   Waivers; Amendments........................................89
   SECTION 9.03.   Expenses; Indemnity; Damage Waiver.........................90
   SECTION 9.04.   Successors and Assigns.....................................91
   SECTION 9.05.   Survival...................................................95

   SECTION 9.06.   Counterparts; Integration; Effectiveness...................95
   SECTION 9.07.   Severability...............................................95
   SECTION 9.08.   Right of Setoff............................................95
   SECTION 9.09.   Governing Law; Jurisdiction; Consent to Service of
                   Process....................................................96
   SECTION 9.10.   WAIVER OF JURY TRIAL.......................................96
   SECTION 9.11.   Headings...................................................97
   SECTION 9.12.   Confidentiality............................................97
   SECTION 9.13.   Conversion of Currencies...................................97
   SECTION 9.14.   Designated Senior Indebtedness.............................98



SCHEDULES:
Schedule 2.01     Commitments
Schedule 2.05     Existing Letters of Credit
Schedule 3.06     Disclosed Matters
Schedule 3.12     Equal and Ratable Debt
Schedule 3.14-A   Subsidiaries
Schedule 3.14-B   Excluded Subsidiaries
Schedule 6.01     Eligible Asset Calculations
Schedule 6.02     Existing Liens
Schedule 6.05     Existing Loans and Advances
Schedule 6.08     Existing Subsidiary Indebtedness
Schedule 6.13     Existing Restrictive Agreements


EXHIBITS:
Exhibit A         Form of Assignment and Assumption
Exhibit B         Form of Opinion of Borrower's Counsel
Exhibit C-1       Form of Subsidiary Guarantee
Exhibit C-2       Form of Company Guarantee
Exhibit D         Form of Bankers' Acceptance

                  CREDIT AGREEMENT dated as of May 24, 2002, among IKON OFFICE SOLUTIONS, INC., an Ohio corporation (the "Company"), IOS CAPITAL, LLC, a Delaware limited liability company ("IOSC") (each of the Company and IOSC, individually, a "US Borrower", and collectively, the "US Borrowers"), IKON CAPITAL, PLC, an English company (the "UK Borrower"), and IKON CAPITAL, INC., a Canadian corporation (the "Canadian Borrower") (each of the above, individually, a "Borrower", and collectively, the "Borrowers"), the LENDERS party hereto, J.P. MORGAN BANK CANADA, as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent") and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent").

                  The parties hereto agree as follows:

ARTICLE I

                                   Definitions
                                   -----------

SECTION 1.01.     Defined Terms.

                  As used in this Agreement, the following terms have the meanings specified below:

                  "ABR Loan" means a Loan the rate of interest applicable to which is based upon the Alternate Base Rate.

                  "ABR Revolving Loan" means an ABR Loan which is a US$ Revolving Loan.

                  "Acceptance Fee" shall mean a fee payable in Canadian Dollars by the Canadian Borrower to the Canadian Administrative Agent for the benefit of a Canadian Lender with respect to the acceptance of a B/A, calculated on the face amount of such B/A at the rate per annum equal to the Applicable Rate therefor on the basis of the number of days in the applicable Contract Period (inclusive of the first day and exclusive of the last day) and a year of 365 days.

                  "Additional US Commitments" means the commitment of each Additional US Lender to make Additional US Revolving Loans to the US Borrowers to the extent that its Canadian Commitment (or the Canadian Commitment of its affiliate or branch that is a Canadian Lender) is reallocated pursuant to
Section 2.23, as such commitment may be (a) reduced or increased from time to time by way of a further reallocation pursuant to Section 2.23, (b) reduced from time to time pursuant to Section 2.11 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

                  "Additional US Lender" means each Canadian Lender (or the affiliate or branch of such Canadian Lender that is a US Lender).

                  "Additional US Revolving Credit Exposure" means, with respect to any Additional US Lender that agrees to make Additional US Revolving Loans, the outstanding principal amount of such Lender's Additional US Revolving Loans at such time.

                  "Additional US Revolving Loan" means a Loan made under the Additional US Commitments in accordance with Section 2.01 and 2.23.

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate, plus with respect to any UK Revolving Borrowing funded through a branch of any Lender which is located in the United Kingdom, the rate certified by such Lender to the Administrative Agent and the UK Borrower to represent the charges and reserves required by the Bank of England and the Financial Services Authority with respect to the portion of such UK Revolving Borrowing to be provided by such Lender for such Interest Period.

                  "Administrative Agent" has the meaning assigned to such term in the preamble to this Agreement.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the US$ Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the US$ Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Facility Percentage" means, with respect to any Lender under any Facility, the percentage of the total Commitments under such Facility represented by such Lender's Commitment under such Facility. If the Commitments under a Facility have terminated or expired, the Applicable Percentages for such Facility shall be determined based upon the Commitments under such Facility most recently in effect, giving effect to any assignments.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan, Eurocurrency Loan, C$ Prime Rate Loan or Bankers' Acceptance, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR/C$ Prime Rate Spread", "Eurocurrency Spread/Acceptance Fee Rate" or "Commitment Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

=====================================================================================================
                                                                 Eurocurrency
                                                               Spread/Acceptance      Commitment
   Index Debt Ratings:        ABR/ C$ Prime Rate Spread            Fee Rate            Fee Rate
-----------------------------------------------------------------------------------------------------
        Category 1                      0.250%                      1.250%              0.250%
[greater than
or equal to]Baa1 and BBB+
-----------------------------------------------------------------------------------------------------
        Category 2                      0.500%                      1.500%              0.300%
       Baa2 or BBB
-----------------------------------------------------------------------------------------------------
        Category 3                      0.750%                      1.750%              0.375%
       Baa3 or BBB-
-----------------------------------------------------------------------------------------------------
        Category 4                      1.500%                      2.500%              0.500%
       =Ba1 or BB+
=====================================================================================================

                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 4;
(ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Bankers' Acceptance" and "B/A" shall mean a bill of exchange denominated in Canadian Dollars drawn by the Canadian Borrower and accepted by a Canadian Lender in accordance with this Agreement, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada).

                  "Bankers' Acceptances Exposure" shall mean at any time the aggregate face amount of Canadian Revolving Borrowings which is outstanding by way of B/As.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowers" has the meaning assigned to such term in the preamble to this Agreement.

                  "Borrowing" means (a) Revolving Loans of the same Type under the same Facility, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect (or Canadian Revolving Loans made through Bankers' Acceptances accepted and purchased on the same date and as to which a single Contract Period is in effect) or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the relevant currency in the London interbank market, (b) when used in connection with a UK Loan, the term "Business Day" shall also exclude any day on which commercial banks in London are authorized or required by law to remain closed and (c) when used in connection with a Canadian Loan, the term "Business Day" shall also exclude any day on which banks are not open for business in Toronto, Canada.

                  "Calculation Date" means, with respect to Canadian Dollars or Pounds Sterling, the last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and such other days from time to time as the Canadian Administrative Agent or the Administrative Agent, as applicable, shall designate as a "Calculation Date"; provided that (a) the second Business Day preceding each date on which a Canadian Revolving Borrowing or UK Revolving Borrowing is to be made or a Canadian Letter of Credit is to be issued, and each date of any continuation of any UK Revolving Loan shall also be a "Calculation Date" with respect to the relevant currency and (b) the date of issuance or amendment of a Letter of Credit in a Foreign Currency shall also be a "Calculation Date" with respect to such Foreign Currency.

                  "Canadian Administrative Agent" has the meaning assigned to such term in the preamble to this Agreement.

                  "Canadian B/A Borrowing" shall mean a Borrowing comprised of Bankers' Acceptances.

                  "Canadian Borrower" has the meaning assigned to such term in the preamble to this Agreement.

                  "Canadian Commitment" means, with respect to each Lender, the commitment of such Lender, if any, to make Canadian Revolving Loans and to acquire participations in Canadian Letters of Credit hereunder (based on the Dollar Equivalent Amount thereof), as such commitment may be (a) reduced or increased from time to time by way of a reallocation pursuant to Section 2.23,
(b) reduced from time to time pursuant to Section 2.11 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Canadian Commitment, if any, is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Commitment, as applicable. The initial aggregate amount of the Lenders' Canadian Commitments is $15,000,000.

                  "Canadian Dollars" or "C$" refers to lawful money of Canada.

                  "Canadian Exchange Rate" means, on a particular date, the rate at which Canadian Dollars may be exchanged into Dollars, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC. In the event that such rate does not appear on such Reuters page, the "Canadian Exchange Rate" shall be determined by reference to any other means (as selected by the Canadian Administrative Agent) by which such rate is quoted or published from time to time by the Canadian Administrative Agent (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day immediately preceding the relevant date of determination); provided that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Canadian Administrative Agent may use any reasonable method as it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

                  "Canadian Issuing Bank" means any Canadian Lender, as designated jointly by the Company and the Administrative Agent, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Canadian Issuing Bank may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Canadian Affiliates of the Canadian Issuing Bank, in which case the term

"Canadian Issuing Bank" shall include any such Canadian Affiliate with respect to Canadian Letters of Credit issued by such Affiliate.

                  "Canadian LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements with respect to Canadian Letters of Credit that have not yet been reimbursed by or on behalf of the Canadian Borrower at such time. The Canadian LC Exposure of any Canadian Lender at any time shall be its Applicable Facility Percentage of the total Canadian LC Exposure at such time.

                  "Canadian Lender" means each Lender that has a Canadian Commitment or that holds Canadian Revolving Loans.

                  "Canadian Letter of Credit" means any letter of credit issued under the Canadian Commitments pursuant to Section 2.06 of this Agreement.

                  "Canadian Revolving Borrowing" means a Borrowing of Canadian Revolving Loans (including Canadian Revolving Loans made by way of acceptance and purchase of Bankers' Acceptances).

                  "Canadian Revolving Credit Exposure" means, with respect to any Canadian Lender at any time, the sum of the outstanding principal amount of such Lender's Canadian Revolving Loans, including, without limitation, its Bankers' Acceptances Exposure and its Canadian LC Exposure at such time.

                  "Canadian Revolving Loan" has the meaning assigned to such term in Section 2.01(c); provided that, any reference in this Agreement to the aggregate amount or principal amount of Canadian Revolving Loans or a Borrowing of Canadian Revolving Loans made by way of Bankers' Acceptances shall be deemed to refer to the applicable Bankers' Acceptances Exposure in connection therewith.

                  "Capital Expenditures" means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a consolidated balance sheet of such Person and its subsidiaries.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "C$ Prime Rate" means with respect to a Canadian Prime Rate Loan, on any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 0.50% per annum.

                  "C$ Prime Rate Borrowing" means a Borrowing comprised of C$ Prime Rate Loans.

                  "C$ Prime Rate Loan" means a Canadian Revolving Loan the rate of interest applicable to which is based upon the C$ Prime Rate.

                  "CDOR Rate" means on any date, (i) as used in the definition of "C$ Prime Rate" in this Section, the per annum rate of interest which is the rate based on the rate applicable to C$ bankers' acceptances for a term of 30 days appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) (the "CDOR Page") on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, and (ii) as used in the definition of "Discount Rate" in this Section, the per annum rate of interest which is the rate based on the rate applicable to C$ bankers' acceptances, having a term and face amount comparable to the term and face amount of the Bankers' Acceptance being purchased on such date, appearing on the CDOR Page at or about 10:00 a.m., Toronto time, on such date; provided, however, that if no such rate appears on the CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the applicable term and amount referred to above applicable to C$ bankers' acceptances quoted by the Schedule I Canadian Lenders as of 10:00 a.m., Toronto time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than any pension or other benefit plan for officers, employees or directors of the Company and the Subsidiaries, of Equity Interests representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.17(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Claim" has the meaning assigned to such term in Article VII.

                  "Claims Class" has the meaning assigned to such term in
Article VII.

                  "CLO" has the meaning assigned to such term in Section 9.04.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, to the extent applicable, its US Commitment, its UK Commitment, its Canadian Commitment and/or its Additional US Commitment.

                  "Company" has the meaning assigned to such term in the preamble to this Agreement.

                  "Company Guarantee" means the Guarantee Agreement to be entered into by the Company with respect to the Obligations of the Subsidiary Borrowers, substantially in the form of Exhibit C-2.

                  "Consolidated Assets" means the consolidated assets of the Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Asset Test Ratio" means, at any date, the ratio of (a) Test Assets at such date to (b) Total Debt at such date.

                  "Consolidated Interest Expense Ratio" means, for any period, the ratio of (a) the sum of Corporate EBITDA for such period plus Finance EBITDA for such period to (b) the sum of Finance Interest Expense for such period plus Corporate Interest Expense for such period.

                  "Consolidated Net Worth" means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date, plus non-cash non-recurring charges incurred subsequent to June 30, 2002 and excluding any adjustments resulting from the application of SFAS 133.

                  "Contract Period" means the term of a B/A selected by the Canadian Borrower in accordance with Section 2.03(c) and Section 2.22 commencing on the borrowing date, rollover date or conversion date, as the case may be, of such B/A and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days thereafter, or such other number of days thereafter as may be agreed to by all Canadian Lenders, in all cases subject to availability, provided that no Contract Period shall extend beyond the Maturity Date.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Corporate EBITDA" means, for any period, (a) Operating Income for such period plus, without duplication and to the extent subtracted in determining such income for such period, the sum of (i) depreciation and amortization expense plus (ii) any extraordinary or non-recurring non-cash expenses or losses plus (iii) for any period that includes the fiscal quarter of the Company ended September 30, 2001, the non-recurring charges taken by the Company in such quarter, and minus, (x) to the extent included in the Operating Income for such period, any extraordinary or non-recurring income or gains and
(y) any cash payments made during such period in respect of items described in clause (ii) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of income, all as determined on a consolidated basis, minus (b) Finance EBITDA for such period.

                  "Corporate Interest Expense" means for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries other than the Finance Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and such Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Corporate Leverage Ratio" means, as at the last day of any period, the ratio of (a) Total Corporate Debt on such day to (b) Corporate EBITDA for such period.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Discount Proceeds" means for any B/A, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable borrowing date, rollover date or conversion date, as the case may be, by dividing:

                  (i) the face amount of the B/A; by

                  (ii) the sum of one plus the product of:

                       a. the Discount Rate (expressed as a decimal) applicable
                  to such B/A, and

                       b. a fraction, the numerator of which is the number of
                  days in the Contract Period of the B/A (inclusive of the first day and exclusive of the last day) and the denominator of which is 365.

                  with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

                  "Discount Rate" means (i) with respect to any Schedule I Canadian Lender, as applicable to a Bankers' Acceptance being purchased by such
Schedule I Canadian Lender on any day, the CDOR Rate on such day for the purchase of bankers' acceptances having a term and face amount comparable to the term and face amount of such Bankers' Acceptance and (ii) with respect to any Canadian Lender other than a Schedule I Canadian Lender, as applicable to a Bankers' Acceptance being purchased by such Canadian Lender on any day, the lesser of (x) the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Administrative Agent by each Schedule II/III Reference Canadian Lender as the percentage discount rate at which such Schedule II/III Reference Canadian Lender would, in accordance with its normal practices, at or about 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers' acceptances accepted by such Schedule II/III Reference Canadian Lender having a term and a face amount comparable to the term and face amount of such Bankers' Acceptance and (y) the rate that is 0.10% per annum in excess of the rate determined pursuant to clause (i) of this definition in connection with the relevant issuance of Bankers' Acceptances.

                  "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollar Equivalent Amount" means, on any date of determination, with respect to any amount in Pounds Sterling or Canadian Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent or the Canadian Administrative Agent, as applicable, using the Exchange Rate with respect to such Pounds Sterling or Canadian Dollars then in effect, as determined pursuant to Section 2.24. With respect to any amount in Dollars, the "Dollar Equivalent Amount" shall mean such amount.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary organized under the laws of any jurisdiction within the United States.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Eligible Assets" has the meaning assigned to such term on
Schedule 6.01, as such Schedule may be changed from time to time in accordance with Section 6.01(d).

                  "Eligible Assets Ratio" means, at any date, the ratio of (a) Eligible Assets at such date to (b) the aggregate principal amount of all Equal and Ratable Debt at such date.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equal and Ratable Debt" means the Indebtedness of the Company and its Subsidiaries under the Loan Documents and any other Indebtedness of the Company or any Subsidiary the governing documents for which prohibit the creation of Liens on any material portion of Eligible Assets securing Indebtedness for borrowed money without such Indebtedness being secured equally and ratably with such Indebtedness for borrowed money.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency Loan" means a US$ Revolving Loan or UK Revolving Loan the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Subsidiary" means (i) any special-purpose Subsidiary which was formed to facilitate one or more Securitization Transactions and the only business of which is its participation in such Securitization Transactions and activities incidental thereto and (ii) any Foreign Subsidiary in respect of which the guaranteeing by such Subsidiary of the obligations of the Borrowers under this Agreement, could, in the good faith judgment of the Company, result in adverse tax consequences to the Borrower. The Excluded Subsidiaries as of the date hereof (other than any Immaterial Subsidiaries) are listed on Schedule 3.14-B.

                  "Excluded Taxes" means, with respect to the Administrative Agent, the Canadian Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its income or profits by (x) in the case of the US Borrowers, the United States of America, (y) in the case of the Canadian Borrower, Canada, and (z) in the case of the UK Borrower, the UK, or in each case by the jurisdiction under the laws of which such recipient is organized, domiciled, resident or doing business or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Lender is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.21(b)), any withholding tax that would be imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.19(a).

                  "Existing Issuing Bank" means Wachovia Bank, National Association (formerly First Union National Bank), as issuer of the Existing Letters of Credit.

                  "Existing Letters of Credit" means the letters of credit issued and outstanding as of the date of this Agreement, listed on Schedule 2.05.

                  "Facility" means each of (a) the US Commitments and the extensions of credit made thereunder, (b) the UK Commitments and the UK Revolving Loans made thereunder, (c) the Canadian Commitments and the extensions of credit made thereunder and (d) the Additional US Commitments and the Additional US Revolving Loans made thereunder.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Finance EBITDA" means, for any period, (a) Finance Income for such period minus (b) Finance Interest Expense for such period.

                  "Finance Income" means, for any period, the finance income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and calculated in a manner consistent with the calculation of finance income in the consolidated financial statements of IOSC contained in its Annual Report on Form 10-K for the 2001 fiscal year as reflected in the Information Memorandum.

                  "Finance Interest Expense" means for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Finance Subsidiaries for such period with respect to all outstanding Indebtedness of the Finance Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Finance Subsidiaries" means each of IOSC, the UK Borrower and the Canadian Borrower and their respective subsidiaries, and other Subsidiaries the primary business of which is the leasing or other financing of products distributed by the Company and its Subsidiaries.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                  "Foreign Lender" means any Lender (including a Lender acting in the capacity of an Issuing Bank) under a Facility that is organized under the laws of a jurisdiction other than that in which the applicable Borrower under such Facility is located. For purposes of this definition, (a) the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction, and (b) Canada and each province and territory thereof shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary": any Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of
Section 6.01, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.01(j). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement (including, for the avoidance of doubt, the calculation of Eligible Assets and Test Assets), then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Immaterial Subsidiary" means any Subsidiary with assets representing less than 0.50% of Consolidated Assets, provided that, in the aggregate, the Immaterial Subsidiaries shall represent no more than 5% of Consolidated Assets. In the event that, at any time, Immaterial Subsidiaries would otherwise represent in the aggregate more that 5% of Consolidated Assets, then (i) the domestic Subsidiary then qualifying as an Immaterial Subsidiary which represents at such time the largest percentage of Consolidated Assets shall cease to qualify as an Immaterial Subsidiary and (ii) domestic Subsidiaries will be deemed disqualified as Immaterial Subsidiaries in descending order of the percentage such Subsidiaries represent of Consolidated Assets, until the condition set forth in the proviso to the immediately preceding sentence is met.

                  "Improved Ratings Condition" means the condition that both (a) the Index Debt shall be rated at least BBB (stable) by S&P and Baa2 (stable) by Moody's and (b) the senior, unsecured, short-term indebtedness of the Company that is not guaranteed by any other Person or subject to any other credit enhancement shall be rated at least A-2 (stable) by S&P and P-2 (stable) by Moody's.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and deferred revenue incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Information Memorandum" means the Confidential Information Memorandum dated March 2002 relating to the Borrowers and the Transactions (including the annual and quarterly reports and other materials incorporated therein).

                  "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, 2.09 or 2.10.

                  "Interest Payment Date" means (a) with respect to any ABR Revolving Loan or C$ Prime Rate Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "IOSC" has the meaning assigned to such term in the preamble to this Agreement.

                  "IOSC Notes" the $250,000,000 aggregate principal amount of 9.75% Notes due 2004 of IOSC, which are governed by the Indenture, dated as of June 30, 1995, between IOSC and Chemical Bank (now JPMorgan Chase Bank), as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto.

                  "Issuing Bank" means each of the US Issuing Bank and the Canadian Issuing Bank.

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means any US LC Exposure and any Canadian LC Exposure.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any US Letter of Credit and any Canadian Letter of Credit.

                  "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the applicable page of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the applicable currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars or Pounds Sterling, as applicable, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 or

Pounds Sterling deposits of (pound)5,000,000, as applicable, and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Subsidiary Guarantee and the Company Guarantee.

                  "Loan Parties" means each of the Borrowers and the Subsidiary Guarantors.

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including the acceptance and purchase of B/As by Canadian Lenders, as applicable.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, property, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Canadian Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

                  "Maturity Date" means May 24, 2005; provided that if, on or prior to December 15, 2003, (a) the Company shall not have satisfied the Improved Ratings Condition and (b) the $250,000,000 of the Company's 9.75% Notes due 2004 shall not have been redeemed or defeased in full, then the "Maturity Date" shall be December 15, 2003.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "1996 Capital Support Agreement" means the Capital Support Agreement, dated as of October 22, 1996, between the Company (formerly Alco Standard Corporation) and IOSC (formerly IKON Capital, Inc.), as amended to the date hereof.

                  "Obligations" means, with respect to any Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of such Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by such Borrower pursuant hereto) or otherwise. Unless otherwise specified, "Obligations" shall refer to the Obligations of all Borrowers.

                  "Operating Income" means, for any period, the operating income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and calculated in a manner consistent with the calculation of operating income in the consolidated financial statements of the Company contained in its 2001 Annual Report.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning set forth in Section 9.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Acquisition" means any acquisition of all or a portion of the assets or Equity Interests of any Person that constitutes a business engaged primarily in the same business in which the Company and its Subsidiaries are engaged on the date of this Agreement or a business reasonably related thereto, provided that (a) such acquisition is approved by the board of directors (or a majority of holders of the capital stock of such Person) of the Person whose assets or capital stock are being acquired pursuant to such acquisition, (b) no Default or Event of Default has then occurred and is continuing or would result therefrom, (c) the requirements of Section 6.01 shall be satisfied by the Company and its Subsidiaries on a pro forma combined basis as at the end of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 6.01 hereto if each such acquisition had been completed on or prior to the first day of the four fiscal quarter period ended with such most recently ended fiscal quarter (excluding in such pro forma calculation any extraordinary or non-recurring items related to such acquisition), (d) such acquisition shall not result in reduced EBITDA of the Company and its Subsidiaries on a pro forma combined basis (as compared to consolidated EBITDA of the Company and its Subsidiaries without giving effect to such acquisition) for the same four fiscal quarter period measured pursuant to clause
(c) above (excluding in such pro forma calculation any extraordinary or non-recurring items related to such acquisition), and (e) after giving effect to any Borrowings hereunder in connection with such acquisition, the aggregate Borrowings hereunder incurred to finance all such acquisitions from and after the Effective Date shall not exceed $30,000,000.

                  "Permitted Encumbrances" means:

                       (a) Liens imposed by law for taxes that are not yet due
                  or are being contested in compliance with Section 5.04;

                       (b) landlords', carriers', warehousemen's, mechanics',
                  materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

                       (c) pledges and deposits made in the ordinary course of
                  business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                       (d) deposits to secure the performance of bids, trade
                  contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                       (e) judgment liens in respect of judgments that do not
                  constitute an Event of Default under clause (k) of Article VII; and

                       (f) easements, zoning restrictions, rights-of-way and
                  similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                       (a) direct obligations of, or obligations the principal
                  of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), the Federal National Mortgage Association, the Federal Home Loan Bank, the Government National Mortgage Association or any Farm Credit Bank, in each case maturing within one year from the date of acquisition thereof;

                       (b) investments in commercial paper maturing within 270
                  days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                       (c) investments in domestic and eurodollar certificates
                  of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (w) any domestic office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (x) any Lender, (y) any branch of any Lender or any commercial bank organized under the laws of the United Kingdom or Canada having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500,000,000 or (z) other than in the case of banker's acceptances, any domestic commercial bank whose deposits are guaranteed by the Federal Deposit Insurance Corporation (or any successor) and with whom deposits maintained by the Company or any of its Subsidiaries do not exceed the amount so guaranteed;

                       (d) fully collateralized repurchase agreements with a
                  term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                       (e) money market funds that (i) comply with the criteria
                  set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pounds Sterling" or "(pound)" refers to lawful money of the United Kingdom.

                  "Pounds Sterling Exchange Rate" means, on a particular date, the rate at which Pounds Sterling may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such date on the applicable Reuters World Currency Page. In the event that such rate does not appear on any Reuters World Currency page, the "Pounds Sterling Exchange Rate" shall be determined by reference to any other means (as selected by the Administrative Agent) by which such rate is quoted or published from time to time by the Administrative Agent (in each case as in effect at or about 12:00 Noon, London time, on the Business Day immediately preceding the relevant date of determination); provided that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Administrative Agent may use any reasonable method as it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

                  "Pounds Sterling UK Revolving Loan" has the meaning assigned to such term in Section 2.01(b).

                  "Prepay" means to make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to Indebtedness. "Prepayment" shall have a corresponding meaning.

                  "Private Placement Notes" means the $55,000,000 aggregate principal amount of 7.15% Series A Senior Notes of the Company, governed by the Notes Purchase Agreement dated as of September 15, 1995.

                  "Ratings Trigger Event" has the meaning ascribed to such term in Section 4.01(i).

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Reset Date" has the meaning assigned to such term in Section 2.24.

                  "Restricted Indebtedness" means any Indebtedness for borrowed money of the Company or any Subsidiary other than (a) such Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary and (b) the Company's 9.75% Notes due 2004.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

                  "Revolving Borrowing" means a Borrowing of Revolving Loans.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, including, in the case of a Canadian Lender, its Bankers' Acceptances Exposure, and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Loans" means, collectively, US Revolving Loans, UK Revolving Loans, Canadian Revolving Loans and Additional US Revolving Loans.

                  "S&P" means Standard & Poor's.

                  "Schedule I Canadian Lender" means any Canadian bank named on
Schedule I to the Bank Act (Canada).

                  "Schedule II/III Canadian Lender" means any bank named on
Schedule II or Schedule III to the Bank Act (Canada).

                  "Schedule II/III Reference Canadian Lenders" means J.P. Morgan Bank Canada and Bank of America, N.A., Canada Branch.

                  "Scheduled Canadian Lender" means any Schedule I Canadian Lender or Schedule II/III Canadian Lender.

                  "Securitization Agreements" means the agreements governing revolving Securitization Transactions to which the Subsidiary Borrowers are parties.

                  "Securitization Transaction" means with respect to the Company and its Subsidiaries the transfer or pledge of assets or interests in assets to a trust, partnership, corporation or other entity, directly or indirectly, which transfer or pledge is funded by such entity in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

                  "Specified Swap Agreement" means any Swap Agreement entered into by a Borrower and any Lender or affiliate thereof in respect of interest rates.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Company.

                  "Subsidiary Borrowers" means IOSC, the UK Borrower and the Canadian Borrower.

                  "Subsidiary Guarantee" means the Guarantee Agreement to be entered into by each Subsidiary Guarantor in respect of the Obligations of the Borrowers, substantially in the form of Exhibit C-1.

                  "Subsidiary Guarantor" means each Subsidiary other than any Excluded Subsidiary.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Facility Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Test Assets" means, on any date, the sum of, without duplication, (a) accounts receivables, less allowances, (b) finance receivables, net, (c) inventories and (d) long-term finance receivables, net; all as reported on the consolidated balance sheets of the Company in accordance with GAAP and calculated in a manner consistent with the calculation of such items in the consolidated financial statements of the Company contained in its 2001 Annual Report.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Corporate Debt" means, at any date, (a) Total Debt at such date minus (b) the aggregate principal amount of all Indebtedness of the Finance Subsidiaries at such date, determined in accordance with GAAP.

                  "Total Debt" means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date (but excluding obligations described in clause (i) of the definition of Indebtedness with respect to letters of credit which support obligations that do not constitute Indebtedness hereunder), determined on a consolidated basis in accordance with GAAP.

                  "Transactions" means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Turbo Provision" has the meaning assigned to such term in
Section 4.01(i).

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate; provided that when "Type" is used in reference to any Canadian Revolving Loan or Borrowing, "Type" refers to whether (x) such Loan is a C$ Prime Rate Loan or such Borrowing consists of C$ Prime Rate Loans or (y) such Loan is made by acceptance and purchase of a Bankers' Acceptance or such Borrowing is comprised of Bankers' Acceptances.

                  "UK Borrower" has the meaning assigned to such term in the preamble to this Agreement.

                  "UK Commitment" means, with respect to each Lender, the commitment of such Lender, if any, to make UK Revolving Loans hereunder (based on the Dollar Equivalent Amount thereof), as such commitment may be (a) reduced or increased from time to time by way of a reallocation pursuant to Section 2.23, (b) reduced from time to time pursuant to Section 2.11 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's UK Commitment, if any, is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its UK Commitment, as applicable. The initial aggregate amount of the Lenders' UK Commitments is $60,000,000.

                  "UK Lender" means each Lender that has a UK Commitment or that holds UK Revolving Loans (or, with respect to US$ UK Revolving Loans, if applicable, the Affiliate or branch of such UK Lender that is a US Lender).

                  "UK Revolving Borrowing" means a Borrowing of UK Revolving Loans.

                  "UK Revolving Credit Exposure" means, with respect to any UK Lender at any time, the outstanding principal amount of such Lender's UK Revolving Loans at such time.

                  "UK Revolving Loan" has the meaning assigned to such term in
Section 2.01(b).

                  "US Borrowers" has the meaning assigned to such term in the preamble to this Agreement.

                  "US Commitment" means, with respect to each Lender, the commitment of such Lender, if any, to make US Revolving Loans and to acquire participations in US Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's US Commitment, if any, is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Commitment, as applicable. The initial aggregate amount of the Lenders' US Commitments is $225,000,000. The Additional US Commitments from time to time shall be in addition to the US Commitments.

                  "US Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of US Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) (except that with respect to the Existing Letters of Credit only, "US Issuing Bank" shall mean Wachovia Bank, National Association (formerly First Union National Bank). The US Issuing Bank may, in its discretion, arrange for one or more US Letters of Credit to be issued by Affiliates of the US Issuing Bank, in which case the term "US Issuing Bank" shall include any such Affiliate with respect to US Letters of Credit issued by such Affiliate.

                  "US LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding US Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements with respect to US Letters of Credit that have not yet been reimbursed by or on behalf of the applicable US Borrower at such time. The US LC Exposure of any US Lender at any time shall be its Applicable Facility Percentage under the US Commitments of the total US LC Exposure at such time.

                  "US Lender" means each Lender that has a US Commitment or that holds US Revolving Loans.

                  "US Letter of Credit" means any Existing Letter of Credit and any letter of credit issued under the US Commitments pursuant to Section 2.05 of this Agreement.

                  "US Revolving Credit Exposure" means, with respect to any US Lender at any time, the sum of the outstanding principal amount of such Lender's US Revolving Loans and its US LC Exposure and Swingline Exposure at such time.

                  "US Revolving Loan" has the meaning assigned to such term in
Section 2.01(a).

                  "US$ Lender" means each US Lender, each Additional US Lender and each US$ UK Lender.

                  "US$ Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the US$ Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "US$ Revolving Borrowing" means a Borrowing of US$ Revolving Loans.

                  "US$ Revolving Loan" means a US Revolving Loan, an Additional US Revolving Loan or a US$ UK Revolving Loan.

                  "US$ UK Revolving Loan" has the meaning assigned to such term in Section 2.01(b).

                  "Wholly Owned Subsidiary" means a Subsidiary in which not more than 2% of the Equity Interests are owned by Persons other than the Company and the Subsidiaries.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) except as otherwise provided herein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.03. Accounting Terms. As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, all terms of an accounting or financial nature not defined herein or therein shall have the respective meanings given to them under GAAP.

                                   ARTICLE II

                                   The Credits
                                   -----------

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each US Lender agrees to make Revolving Loans denominated in Dollars ("US Revolving Loans") to the US Borrowers from time to time during the Availability Period in an aggregate principal amount for all US Borrowers that will not result in (a) such US Lender's US Revolving Credit Exposure exceeding such Lender's US Commitment or (b) the total US Revolving Credit Exposures exceeding the total US Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers may borrow, prepay and reborrow US Revolving Loans.

                  (b) Subject to the terms and conditions set forth herein, each UK Lender agrees to make (i) Revolving Loans denominated in Pounds Sterling ("Pounds Sterling UK Revolving Loans") to the UK Borrower and (ii) UK Revolving Loans denominated in Dollars ("US$ UK Revolving Loans"; together with the Pounds Sterling UK Revolving Loans, the "UK Revolving Loans") to the US Borrowers, in each case from time to time during the Availability Period in an aggregate principal amount for all such Borrowers that will not result in (a) the Dollar Equivalent Amount of such UK Lender's UK Revolving Credit Exposure exceeding such Lender's UK Commitment or (b) the Dollar Equivalent Amount of the total UK Revolving Credit Exposures exceeding the total UK Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the UK Borrower and the US Borrowers, as applicable, may borrow, prepay and reborrow UK Revolving Loans.

                  (c) Subject to the terms and conditions set forth herein, each Canadian Lender agrees to make Revolving Loans denominated in Canadian Dollars ("Canadian Revolving Loans") to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in
(a) the Dollar Equivalent Amount of such Lender's Canadian Revolving Credit Exposure exceeding such Lender's Canadian Commitment or (b) the Dollar Equivalent Amount of the total Canadian Revolving Credit Exposures exceeding the total Canadian Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Revolving Loans.

                  (d) Subject to the terms and conditions set forth herein, each Additional US Lender agrees to make Additional US Revolving Loans to the US Borrowers from time to time during the Availability Period in an aggregate principal amount for all US Borrowers that will not result in (a) such Lender's Additional US Revolving Credit Exposure exceeding such Lender's Additional US Commitment or (b) the total Additional US Revolving Credit Exposures exceeding the total Additional US Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers may borrow, prepay and reborrow Additional US Revolving Loans.

                  SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders under the relevant Facility ratably in accordance with their respective Commitments under such Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Each US$ Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans denominated in Dollars as the applicable US Borrower may request in accordance herewith. Each UK Revolving Borrowing denominated in Pounds Sterling shall be comprised entirely of Eurocurrency Loans. Each Canadian Revolving Borrowing shall be comprised entirely of C$ Prime Rate Loans or Bankers' Acceptances denominated in Canadian Dollars as the Canadian Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) (i) At the commencement of each Interest Period for any US$ Revolving Borrowing comprised of Eurocurrency Loans, such US$ Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each US$ Revolving Borrowing comprised of ABR Loans is made, such US$ Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that a US$ Revolving Borrowing of ABR Loans may be in an aggregate amount that is equal to the entire unused balance of the total US Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

                  (ii) At the commencement of each Interest Period for any UK Revolving Borrowing denominated in Pounds Sterling, such UK Revolving Borrowing shall be in an aggregate amount that is an integral multiple of (pound)1,000,000 and not less than (pound)5,000,000; provided that a UK Revolving Borrowing denominated in Pounds Sterling may be in an aggregate amount the Dollar Equivalent Amount of which equals the entire unused balance of the total UK Commitments.

                  (iii) At the time that each Canadian Revolving Borrowing is made, such Canadian Revolving Borrowing shall be in an aggregate that is an integral multiple of C$1,000,000 and not less than C$5,000,000; provided that a Canadian Revolving Borrowing of C$ Prime Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the total Canadian Commitments.

                  (iv) Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Borrowings of Eurocurrency Loans or 6 Borrowings of Bankers' Acceptances outstanding.

                  (d) Notwithstanding any other provision of this Agreement, (i) no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing of Eurocurrency Loans if the Interest Period requested with respect thereto would end after the Maturity Date and (ii) the Canadian Borrower shall not be entitled to request any Canadian Revolving Borrowing of Bankers' Acceptances if the Contract Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. (a) To request a US$ Revolving Borrowing, the applicable US Borrower shall notify New York office of the Administrative Agent of such request by telephone (i) in the case of a US$ Revolving Borrowing comprised of Eurocurrency Loans, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed US$ Revolving Borrowing or (ii) in the case of a US$ Revolving Borrowing comprised of ABR Loans, not later than 11:00 a.m., New York City time, on the date of the proposed US$ Revolving Borrowing; provided that any such notice of a US$ Revolving Borrowing of ABR Loans to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed US$ Revolving Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                       (i) the aggregate amount of the requested US$ Revolving
                  Borrowing;

                       (ii) the date of such US$ Revolving Borrowing, which
                  shall be a Business Day;

                       (iii) the applicable Facility under which such US$
                  Revolving Borrowing is to be made (such Borrowing to consist of US Revolving Loans unless otherwise specified);

                       (iv) whether such US$ Revolving Borrowing is to be a
                  Borrowing of ABR Loans or Eurocurrency Loans;

                       (v) in the case of a US$ Revolving Borrowing of
                  Eurocurrency Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                       (vi) the location and number of the applicable US
                  Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of US$ Revolving Borrowing is specified, then the requested US$ Revolving Borrowing shall be a Borrowing of ABR Loans. If no Interest Period is specified with respect to any requested Borrowing of Eurocurrency Loans, then the applicable US Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (b) To request a UK Revolving Borrowing denominated in Pounds Sterling, the UK Borrower shall notify the London office of the Administrative Agent of such request by telephone not later than 11:00 a.m., London time, three Business Days before the date of the proposed UK Revolving Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                       (i) the aggregate amount of the requested UK Revolving
                  Borrowing;

                       (ii) the date of such UK Revolving Borrowing, which shall
                  be a Business Day;

                       (iii) the initial Interest Period to be applicable
                  thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                       (iv) the location and number of the UK Borrower's account
                  to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no Interest Period is specified with respect to any requested UK Revolving Borrowing denominated in Pounds Sterling, then the UK Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (c) To request a Canadian Revolving Borrowing, the Canadian Borrower shall notify the Canadian Administrative Agent of such request by telephone (a) in the case of a Canadian Revolving Borrowing comprised of Bankers' Acceptances, not later than 11:00 a.m., Toronto time, three Business Days before the date of the proposed Canadian Revolving Borrowing or (b) in the case of a Canadian Revolving Borrowing comprised of C$ Prime Rate Loans, not later than 11:00 a.m., Toronto time, one Business Day before the date of the proposed Canadian Revolving Borrowing; provided that any such notice of Canadian Revolving Borrowing of C$ Prime Rate Loans to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., Toronto time, on the date of the proposed Canadian Revolving Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Canadian Administrative Agent of a written Borrowing Request in a form approved by the Canadian Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                       (i) the aggregate amount of the requested Canadian
                  Revolving Borrowing;

                       (ii) the date of such Canadian Revolving Borrowing, which
                  shall be a Business Day;

                       (iii) whether such Canadian Revolving Borrowing is to be
                  a Borrowing of C$ Prime Rate Loans or Borrowing by way of Bankers' Acceptances;

                       (iv) in the case of a Borrowing by way of Bankers'
                  Acceptances, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Contract Period"; and

                       (v) the location and number of the Canadian Borrower's
                  account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Canadian Revolving Borrowing is specified, then the requested Canadian Revolving Borrowing shall be a Borrowing of C$ Prime Rate Loans. If no Contract Period is specified with respect to any requested Borrowing by way of Bankers' Acceptances, then the Canadian Borrower shall be deemed to have selected a Contract Period of 30 days' duration.

                  (d) Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the US Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding for all US Borrowers that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the total US Revolving Credit Exposures exceeding the total US Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, a US Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable US Borrower by means of a credit to the general deposit account of such US Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing
Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the US Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which US Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each US Lender, specifying in such notice such US Lender's Applicable Percentage of such Swingline Loan or Loans. Each US Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such US Lender's Applicable Percentage of such Swingline Loan or Loans. Each US Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to US Revolving Loans made by such US Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the US Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the US Lenders. The Administrative Agent shall notify the applicable US Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a US Borrower (or other party on behalf of such US Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the US Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable US Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve a US Borrower of any default in the payment thereof.

                  SECTION 2.05. US Letters of Credit. (a) General. Prior to the Effective Date, the Existing Issuing Bank has issued Existing Letters of Credit that, from and after the Effective Date, shall constitute US Letters of Credit hereunder. Subject to the terms and conditions set forth herein, a US Borrower may request the issuance of US Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the US Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a US Borrower to, or entered into by a US Borrower with, the US Issuing Bank relating to any US Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a US Letter of Credit (or the amendment, renewal or extension of an outstanding US Letter of Credit), a US Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the US Issuing Bank) to the US Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a US Letter of Credit, or identifying the US Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such US Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such US Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such US Letter of Credit. If requested by the US Issuing Bank, the applicable US Borrower also shall submit a letter of credit application on the US Issuing Bank's standard form in connection with any request for a US Letter of Credit. A US Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each US Letter of Credit the applicable US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the US LC Exposure shall not exceed $50,000,000 and (ii) the total US Revolving Credit Exposures shall not exceed the total US Commitments. Notwithstanding anything to the contrary contained in this Section 2.05, the Company shall not renew or extend any Existing Letter of Credit.

                  (c) Expiration Date. Each US Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such US Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that a US Letter of Credit may provide for automatic renewals for additional periods of up to one year, subject to a right on the part of the US Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary during a period satisfactory to the Administrative Agent.

                  (d) Participations. By the issuance of a US Letter of Credit (or an amendment to a US Letter of Credit increasing the amount thereof) and without any further action on the part of the US Issuing Bank or the US Lenders, the US Issuing Bank hereby grants to each US Lender, and each US Lender hereby acquires from the US Issuing Bank, a participation in such US Letter of Credit equal to such US Lender's Applicable Percentage of the aggregate amount available to be drawn under such US Letter of Credit. In consideration and in furtherance of the foregoing, each US Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the US Issuing Bank, such US Lender's Applicable Percentage of each LC Disbursement made by the US Issuing Bank and not reimbursed by the applicable US Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable US Borrower for any reason. Each US Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of US Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any US Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the US Issuing Bank shall make any LC Disbursement in respect of a US Letter of Credit, the applicable US Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such US Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such US Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such US Borrower receives such notice, if such notice is received prior to

10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such US Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, such US Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Borrowing of ABR Loans or a Swingline Loan in an equivalent amount and, to the extent so financed, such US Borrower's obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Loans or a Swingline Loan. If the applicable US Borrower fails to make such payment when due, the Administrative Agent shall notify each US Lender of the applicable LC Disbursement, the payment then due from the applicable US Borrower in respect thereof and such US Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each US Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable US Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such US Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the US Lenders), and the Administrative Agent shall promptly pay to the US Issuing Bank the amounts so received by it from the US Lenders. Promptly following receipt by the Administrative Agent of any payment from a US Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the US Issuing Bank or, to the extent that US Lenders have made payments pursuant to this paragraph to reimburse the US Issuing Bank, then to such US Lenders and the US Issuing Bank as their interests may appear. Any payment made by a US Lender pursuant to this paragraph to reimburse the US Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable US Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. A US Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any US Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a US Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the US Issuing Bank under a US Letter of Credit against presentation of a draft or other document that does not comply with the terms of such US Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such US Borrower's obligations hereunder. Neither the Administrative Agent, the US Lenders nor the US Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any US Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any US Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the US Issuing Bank; provided that the foregoing shall not be construed to excuse the US Issuing

Bank from liability to a US Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each US Borrower to the extent permitted by applicable law) suffered by such US Borrower that are caused by the US Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a US Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the US Issuing Bank (as finally determined by a court of competent jurisdiction), the US Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a US Letter of Credit, the US Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such US Letter of Credit.

                  (g) Disbursement Procedures. The US Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a US Letter of Credit. The US Issuing Bank shall promptly notify the Administrative Agent and the applicable US Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the US Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve a US Borrower of its obligation to reimburse the US Issuing Bank and the US Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the US Issuing Bank shall make any LC Disbursement, then, unless the applicable US Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable US Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the applicable US Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then
Section 2.15(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the US Issuing Bank, except that interest accrued on and after the date of payment by any US Lender pursuant to paragraph (e) of this Section to reimburse the US Issuing Bank shall be for the account of such US Lender to the extent of such payment.

                  (i) Replacement of the US Issuing Bank. The US Issuing Bank may be replaced at any time by written agreement among the US Borrowers, the Administrative Agent, the replaced US Issuing Bank and the successor US Issuing Bank. The Administrative Agent shall notify the US Lenders of any such replacement of the US Issuing Bank. At the time any such replacement shall become effective, the US Borrowers shall pay all unpaid fees accrued for the account of the replaced US Issuing Bank pursuant to Section 2.14(b). From and after the effective date of any such replacement, (i) the successor US Issuing Bank shall have all the rights and obligations of the US Issuing Bank under this Agreement with respect to US Letters of Credit to be issued thereafter and (ii) references herein to the term "US Issuing Bank" shall be deemed to refer to such successor or to any previous US Issuing Bank, or to such successor and all previous US Issuing Banks, as the context shall require. After the replacement of a US Issuing Bank hereunder, the replaced US Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a US Issuing Bank under this Agreement with respect to US Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional US Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the US Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Lenders with US LC Exposure representing a majority of the total US LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Lenders, an amount in cash equal to the US LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the US Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the US Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the US Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrowers for the US LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US Lenders with US LC Exposure representing a majority of the total US LC Exposure), be applied to satisfy other obligations of the US Borrowers under this Agreement. If a US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such US Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. Canadian Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Canadian Borrower may request the issuance of Canadian Letters of Credit for its own account, in the Canadian Issuing Bank's then-current form, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application submitted by the Canadian Borrower to, or entered into by the Canadian Borrower with, the Canadian Issuing Bank relating to any Canadian Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Canadian Letter of Credit (or the amendment or extension of an outstanding Canadian Letter of Credit), the Canadian Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Canadian Issuing Bank) to the Canadian Issuing Bank and the Canadian Administrative Agent (three days in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Canadian Letter of Credit, or identifying the Canadian Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Canadian Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Canadian Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Canadian Letter of Credit. If requested by the Canadian Issuing Bank, the Canadian Borrower also shall submit a letter of credit application on the Canadian Issuing Bank's standard form in connection with any request for a Canadian Letter of Credit. A Canadian Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Canadian Letter of Credit the Canadian Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Dollar Equivalent Amount of the Canadian LC Exposure shall not exceed $10,000,000 and (ii) the total Canadian Revolving Credit Exposures shall not exceed the total Canadian Commitments.

                  (c) Expiration Date. Each Canadian Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Canadian Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that a Canadian Letter of Credit may provide for automatic renewals for additional periods of up to one year, subject to a right on the part of the Canadian Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary during a period satisfactory to the Canadian Administrative Agent.

                  (d) Participations. By the issuance of a Canadian Letter of Credit (or an amendment to a Canadian Letter of Credit increasing the amount thereof) and without any further action on the part of the Canadian Issuing Bank or the Canadian Lenders, the Canadian Issuing Bank hereby grants to each Canadian Lender, and each Canadian Lender hereby acquires from the Canadian Issuing Bank, a participation in such Canadian Letter of Credit equal to such Canadian Lender's Applicable Percentage of the aggregate amount available to be drawn under such Canadian Letter of Credit. In consideration and in furtherance of the foregoing, each Canadian Lender hereby absolutely and unconditionally agrees to pay to the Canadian Administrative Agent, for the account of the Canadian Issuing Bank, such Canadian Lender's Applicable Percentage of each LC Disbursement made by the Canadian Issuing Bank and not reimbursed by the Canadian Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Canadian Borrower for any reason. Each Canadian Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Canadian Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Canadian Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Canadian Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Canadian Issuing Bank shall make any LC Disbursement in respect of a Canadian Letter of Credit, the Canadian Borrower shall reimburse such LC Disbursement by paying to the Canadian Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Toronto time, on the date that such LC Disbursement is made, if the Canadian Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Toronto time, on such date, or, if such notice has not been received by the Canadian Borrower prior to such time on such date, then not later than 12:00 noon, Toronto time, on (i) the Business Day that the Canadian Borrower receives such notice, if such notice is received prior to 10:00 a.m., Toronto time, on the day of receipt, or (ii) the Business Day immediately following the day that such Canadian Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than C$1,000,000, the Canadian Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Borrowing of C$ Prime Rate Loans in an equivalent amount and, to the extent so financed, the Canadian Borrower's obligation to make such payment shall be discharged and replaced by the resulting C$ Prime Rate Loans. If the Canadian Borrower fails to make such payment when due, the Canadian Administrative Agent shall notify each Canadian Lender of the applicable LC Disbursement, the payment then due from the Canadian Borrower in respect thereof and such Canadian Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Canadian Lender shall pay to the Canadian Administrative Agent its Applicable Percentage of the payment then due from the Canadian Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Canadian Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Canadian Lenders), and the Canadian Administrative Agent shall promptly pay to the Canadian Issuing Bank the amounts so received by it from the Canadian Lenders. Promptly following receipt by the Canadian Administrative Agent of any payment from the Canadian Borrower pursuant to this paragraph, the Canadian Administrative Agent shall distribute such payment to the Canadian Issuing Bank or, to the extent that Canadian Lenders have made payments pursuant to this paragraph to reimburse the Canadian Issuing Bank, then to such Canadian Lenders and the Canadian Issuing Bank as their interests may appear. Any payment made by a Canadian Lender pursuant to this paragraph to reimburse the Canadian Issuing Bank for any LC Disbursement (other than the funding of C$ Prime Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Canadian Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Canadian Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Canadian Letter of Credit or this Agreement, or any term or provision therein,
(ii) any draft or other document presented under a Canadian Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Canadian Issuing Bank under a Canadian Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Canadian Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Canadian Borrower's obligations hereunder. Neither the Canadian Administrative Agent, the Canadian Lenders nor the Canadian Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Canadian Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Canadian Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Canadian Issuing Bank; provided that the foregoing shall not be construed to excuse the Canadian Issuing Bank from liability to the Canadian Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Canadian Borrower to the extent permitted by applicable law) suffered by the Canadian Borrower that are caused by the Canadian Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Canadian Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Canadian Issuing Bank (as finally determined by a court of competent jurisdiction), the Canadian Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Canadian Letter of Credit, the Canadian Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Canadian Letter of Credit.

                  (g) Disbursement Procedures. The Canadian Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Canadian Letter of Credit. The Canadian Issuing Bank shall promptly notify the Canadian Administrative Agent and the Canadian Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Canadian Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve a Canadian Borrower of its obligation to reimburse the Canadian Issuing Bank and the Canadian Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Canadian Issuing Bank shall make any LC Disbursement, then, unless the Canadian Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Canadian Borrower reimburses such LC Disbursement, at the rate per annum then applicable to C$ Prime Rate Loans; provided that, if the Canadian Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.15(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Canadian Issuing Bank, except that interest accrued on and after the date of payment by any Canadian Lender pursuant to paragraph (e) of this Section to reimburse the Canadian Issuing Bank shall be for the account of such Canadian Lender to the extent of such payment.

                  (i) Replacement of the Canadian Issuing Bank. The Canadian Issuing Bank may be replaced at any time by written agreement among the Canadian Borrower, the Canadian Administrative Agent, the replaced Canadian Issuing Bank and the successor Canadian Issuing Bank. The Canadian Administrative Agent shall notify the Canadian Lenders of any such replacement of the Canadian Issuing Bank. At the time any such replacement shall become effective, the Canadian Borrower shall pay all unpaid fees accrued for the account of the replaced Canadian Issuing Bank pursuant to Section 2.14(b). From and after the effective date of any such replacement, (i) the successor Canadian Issuing Bank shall have all the rights and obligations of the Canadian Issuing Bank under this Agreement with respect to Canadian Letters of Credit to be issued thereafter and (ii) references herein to the term "Canadian Issuing Bank" shall be deemed to refer to such successor or to any previous Canadian Issuing Bank, or to such successor and all previous Canadian Issuing Banks, as the context shall require. After the replacement of a Canadian Issuing Bank hereunder, the replaced Canadian Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Canadian Issuing Bank under this Agreement with respect to Canadian Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Canadian Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Canadian Borrower receives notice from the Canadian Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Canadian Lenders with Canadian LC Exposure representing a majority of the total Canadian LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Canadian Borrowers shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Canadian Lenders, an amount in Canadian Dollars equal to the Canadian LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of the Canadian Borrower under this Agreement. The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at the Canadian Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent to reimburse the Canadian Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Canadian Borrower for the Canadian LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Canadian Lenders with Canadian LC Exposure representing a majority of the total Canadian LC Exposure), be applied to satisfy other obligations of the Canadian Borrower under this Agreement. If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Canadian Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.07. Funding of Borrowings. (a) Each US$ Lender shall make each US$ Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such US$ Loans available to the applicable US Borrower by promptly wiring the amounts so received, in like funds, to an account designated by such US Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the US Issuing Bank. Unless the Administrative Agent shall have received notice from a US$ Lender prior to the proposed date of any US$ Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such US$ Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable US Borrower a corresponding amount. In such event, if a US$ Lender has not in fact made its share of the applicable US$ Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the applicable US Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such US Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such US$ Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable US Borrower, the interest rate applicable to ABR Loans. If such US$ Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such US$ Revolving Borrowing.

                  (b) Each UK Lender shall make each Pounds Sterling UK Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, London time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the UK Lenders. The Administrative Agent will make such UK Loans available to the UK Borrower by promptly wiring the amounts so received, in like funds, to an account designated by the UK Borrower in the applicable Borrowing Request. Unless the Administrative Agent shall have received notice from a UK Lender prior to the proposed date of any UK Revolving Borrowing denominated in Pounds Sterling that such Lender will not make available to the Administrative Agent such Lender's share of such UK Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the UK Borrower a corresponding amount. In such event, if a UK Lender has not in fact made its share of the applicable UK Revolving Borrowing denominated in Pounds Sterling available to the Administrative Agent, then the applicable Lender and the UK Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the UK Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to be the cost to it of funding such amount. If such UK Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such UK Revolving Borrowing.

                  (c) Each Canadian Lender shall make each Canadian Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Toronto time, to the account of the Canadian Administrative Agent most recently designated by it for such purpose by notice to the Canadian Lenders. The Canadian Administrative Agent will make such Canadian Revolving Loans available to the Canadian Borrower by promptly wiring the amounts so received, in like funds, to an account designated by the Canadian Borrower in the applicable Borrowing Request; provided that C$ Prime Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Canadian Administrative Agent to the Canadian Issuing Bank. Unless the Canadian Administrative Agent shall have received notice from a Canadian Lender prior to the proposed date of any Canadian Revolving Borrowing that such Lender will not make available to the Canadian Administrative Agent such Lender's share of such Canadian Revolving Borrowing, the Canadian Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Canadian Borrower a corresponding amount. In such event, if a Canadian Lender has not in fact made its share of the applicable Canadian Revolving Borrowing available to the Canadian Administrative Agent, then the applicable Lender and the Canadian Borrower severally agree to pay to the Canadian Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Canadian Borrower to but excluding the date of payment to the Canadian Administrative Agent, at a rate determined by the Canadian Administrative Agent as the cost to it of funding such amount. If such Canadian Lender pays such amount to the Canadian Administrative Agent, then such amount shall constitute such Lender's Loan included in such Canadian Revolving Borrowing. Notwithstanding the foregoing, Canadian Revolving Borrowings by way of Bankers' Acceptances shall be made in accordance with the provisions of Section 2.22.

                  SECTION 2.08. US$ Revolving Loan Interest Elections. (a) Each US$ Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a US$ Revolving Borrowing of Eurocurrency Loans, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable US Borrower may elect to convert such US$ Revolving Borrowing to a different Type or to continue such Borrowing and, in the case of a US$ Revolving Borrowing of Eurocurrency Loans, may elect Interest Periods therefor, all as provided in this Section. The applicable US Borrower may elect different options with respect to different portions of the affected US$ Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such US$ Revolving Borrowing, and the Loans comprising each such portion shall be considered a separate US$ Revolving Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the applicable US Borrower shall notify the New York office of the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such US Borrower were requesting a US$ Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable US Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                       (i) the US$ Revolving Borrowing to which such Interest
                  Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting US$ Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting US$ Revolving Borrowing);

                       (ii) the effective date of the election made pursuant to
                  such Interest Election Request, which shall be a Business Day;

                       (iii) whether the resulting US$ Revolving Borrowing is to
                  be a Borrowing of ABR Loans or a Borrowing of Eurocurrency Loans; and

                       (iv) if the resulting US$ Revolving Borrowing is a
                  Borrowing of Eurocurrency Loans, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Borrowing of Eurocurrency Loans but does not specify an Interest Period, then the applicable US Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable US$ Lender of the details thereof and of such Lender's portion of each resulting US$ Revolving Borrowing.

                  (e) If a US Borrower fails to deliver a timely Interest Election Request with respect to a US$ Revolving Borrowing of Eurocurrency Loans prior to the end of the Interest Period applicable thereto, then, unless such US$ Revolving Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of ABR Loans. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding US$ Revolving Borrowing may be converted to or continued as a Borrowing of Eurocurrency Loans and (ii) unless repaid, each US$ Revolving Borrowing of Eurocurrency Loans shall be converted to a Borrowing of ABR Loans at the end of the Interest Period applicable thereto.

                  SECTION 2.09. Pounds Sterling UK Revolving Loan Interest Elections. (a) Each UK Revolving Borrowing denominated in Pounds Sterling shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the UK Borrower may elect Interest Periods therefor as provided in this Section. The UK Borrower may elect different options with respect to different portions of the affected UK Revolving Borrowing denominated in Pounds Sterling, in which case each such portion shall be allocated ratably among the UK Lenders holding the Loans comprising such UK Revolving Borrowing, and the Loans comprising each such portion shall be considered a separate UK Revolving Borrowing.

                  (b) To make an election pursuant to this Section, the UK Borrower shall notify the London office of the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the UK Borrower were requesting a UK Revolving Borrowing to be made in Pounds Sterling on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the UK Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                       (i) the UK Revolving Borrowing to which such Interest
                  Election Request applies and, if different Interest Periods are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting UK Revolving Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting UK Revolving Borrowing);

                       (ii) the effective date of the election made pursuant to
                  such Interest Election Request, which shall be a Business Day;

                       (iii) the Interest Period to be applicable to such UK
                  Revolving Borrowing after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each UK Lender of the details thereof and of such Lender's portion of each resulting UK Revolving Borrowing.

                  (e) If the UK Borrower fails to deliver a timely Interest Election Request with respect to a UK Revolving Borrowing denominated in Pounds Sterling prior to the end of the Interest Period applicable thereto, then, unless such UK Revolving Borrowing is repaid as provided herein, the UK Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  SECTION 2.10. Elections with Respect to Canadian Revolving Loans. Each Canadian Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Canadian Revolving Borrowing by way of Bankers' Acceptances, shall have Contract Period as specified in such Borrowing Request. Thereafter, the Canadian Borrower may elect to convert any such Borrowing of C$ Prime Rate Loans to a Borrowing by way of Bankers' Acceptances or to rollover any Borrowing by way of Bankers' Acceptances, all as provided in Section 2.22.

                  SECTION 2.11. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Company may at any time terminate, or from time to time reduce, the Commitments under any Facility; provided that (i) each reduction of Commitments under a Facility shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments under any Facility if, after giving effect to any concurrent prepayment of the Loans under such Facility in accordance with Section 2.12, the Revolving Credit Exposures under such Facility would exceed the total Commitments under such Facility.

                  (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under a Facility under paragraph
(b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall advise the Lenders under the applicable Facility of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments under a Facility delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments under a Facility shall be permanent. Each reduction of the Commitments under a Facility shall be made ratably among the applicable Lenders in accordance with their respective Commitments under such Facility.

                  SECTION 2.12. Repayment of Loans; Evidence of Debt. (a) (i) Each US Borrower unconditionally promises to pay on the Maturity Date to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each US$ Revolving Loan made to such US Borrower; (ii) the UK Borrower unconditionally promises to pay to the Administrative Agent for the account of each UK Lender the then unpaid principal amount of each Pounds Sterling UK Revolving Loan on the Maturity Date; (iii) the Canadian Borrower unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender (x) the full face amount of each Canadian Revolving Borrowing by way of Bankers' Acceptances at the expiration of each Contract Period, if such Canadian Revolving Borrowing is not rolled over or converted pursuant to Section 2.22 and (y) the then unpaid principal amount of each Canadian Revolving Loan on the Maturity Date; and (iv) each US Borrower unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such US Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Borrowing of US Revolving Loans is made, the applicable US Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each US Revolving Loan, UK Revolving Loan, Additional US Revolving Loan and Swingline Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder with respect to any such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the applicable Lenders and each Lender's share thereof.

                  (d) The Canadian Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Canadian Revolving Loan made hereunder, the Type thereof and each Contract Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrower to each Canadian Lender hereunder and (iii) the amount of any sum received by the Canadian Administrative Agent hereunder for the account of the Canadian Lenders and each Canadian Lender's share thereof.

                  (e) The entries made in the accounts maintained pursuant to paragraph (b), (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender, the Administrative Agent or the Canadian Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower(s) shall prepare, execute and deliver to such Lender a promissory note or notes for such Lender's Loans (other than any Canadian Revolving Loans comprised of Bankers' Acceptances) under each applicable Facility, as requested, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and/or the Canadian Administrative Agent, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.13. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing (other than a Borrowing by way of

Bankers' Acceptances) in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) With respect to prepayments of US Revolving Loans and Additional US Revolving Loans, the applicable US Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of such prepayment (i) in the case of prepayment of Eurocurrency Loans, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of ABR Loans, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. With respect to prepayments of UK Revolving Loans, the UK Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of such prepayment not later than 11:00 a.m., London time, three Business Days before the date of prepayment. With respect to prepayments of C$ Prime Rate Loans, the Canadian Borrower shall notify the Canadian Administrative Agent by telephone (confirmed by telecopy) of such prepayment not later than 11:00 a.m., Toronto time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments under a Facility as contemplated by Section 2.11, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.11. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing under the same Facility of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.15.

                  SECTION 2.14. Fees. (a) The Borrowers agree to pay to the Administrative Agent, or, in the case of the Canadian Revolving Loan, the Canadian Administrative Agent, for the account of each Lender under each Facility a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender under such Facility during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrowers agree to pay (i) to the Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of each US Lender or Canadian Lender, as the case may be, a participation fee with respect to such Lender's participations in US Letters of Credit or Canadian Letters of Credit, as the case may be, which shall accrue at the same

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                                                                              48

Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender's US LC Exposure or Canadian LC Exposure, as the case may be (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment under the applicable Facility terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue (x) in the case of the fronting fee for the US Issuing Bank, at the rate of 0.125% per annum, and (y) in the case of the fronting fee for the Canadian Issuing Bank, at the rate or rates per annum separately agreed upon between the Borrower and the Canadian Issuing Bank, on the average daily amount of the US LC Exposure or Canadian LC Exposure, as the case may be (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any US LC Exposure or Canadian LC Exposure, as the case may be, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrowers agree to pay to each of the Administrative Agent and, in the case of the Canadian Borrower, the Canadian Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent or the Canadian Administrative Agent, as the case may be.

                  (d) Upon acceptance of a Bankers' Acceptance by a Canadian Lender, the Borrower shall pay to the Canadian Administrative Agent on behalf of the Lender the Acceptance Fee calculated on the face amount of the Bankers' Acceptance at a rate per annum equal to the Applicable Rate on the basis of the number of days in the Contract Period for the Bankers' Acceptance and a year of 365 days.

                  (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent, the Canadian Administrative Agent or the applicable Issuing Bank, as applicable, for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.15. Interest. (a) Each ABR Loan and each Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Borrowing of Eurocurrency Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Each C$ Prime Rate Loan shall bear interest at the C$ Prime Rate plus the Applicable Rate.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans (or, in the case of Canadian Dollar payments, 2% plus the rate applicable to C$ Prime Rate Loans) as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that (i) (A) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the US$ Prime Rate, (B) interest computed by reference to the C$ Prime Rate and (C) interest on UK Revolving Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (ii) Acceptance Fees shall be computed on the basis of a year of 365 days. The applicable Alternate Base Rate, C$ Prime Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent or the Canadian Administrative Agent, as the case may be, and such determination shall be conclusive absent manifest error. For purposes of the Interest Act (Canada) (i) whenever any interest or fee under this Agreement with respect to credit extended thereunder, is calculated using a rate based on a year of 360 days or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as applicable, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as applicable and (ii) the principle of deemed reinvestment of interest does not apply to any such interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                  SECTION 2.16. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

                       (a) the Administrative Agent determines (which
                  determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                       (b) the Administrative Agent is advised by the Required
                  Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their affected Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly notify the relevant Borrower and each relevant Lender thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurocurrency Loans or to convert ABR Loans into Eurocurrency Loans and the relevant Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurocurrency Loans, either prepay such Loans or, in the case of US$ Revolving Loans, convert such Loans into ABR Loans in accordance with Section 2.08 hereof.

                  SECTION 2.17. Increased Costs. (a) If any Change in Law shall:

                       (i) impose, modify or deem applicable any reserve,
                  special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

                       (ii) impose on any Lender or any Issuing Bank or the
                  London interbank market or the Toronto interbank market (with respect to Canadian Revolving Loans) any other condition affecting this Agreement or Eurocurrency Loans or Canadian Revolving Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Canadian Revolving Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.18. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Bankers' Acceptance other than on the last day of an Interest Period or Contract Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or Bankers' Acceptance on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.13(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan or Bankers' Acceptance other than on the last day of the Interest Period or Contract Period applicable thereto as a result of a request by the Company pursuant to Section 2.21, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.19. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Canadian Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrowers shall indemnify the Administrative Agent, the Canadian Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of a Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent or the Canadian Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the applicable Borrower (with a copy to the Administrative Agent or the Canadian Administrative Agent, as the case may be), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If the Administrative Agent, the Canadian Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of or credit for any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund or an amount equal to, or the Dollar Equivalent Amount of, if applicable, the Taxes that it determines would have been payable by it but were not payable as a result of such credit to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Canadian Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit, which shall be paid to the Borrower); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Canadian Administrative Agent or such Lender in the event the Administrative Agent, the Canadian Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, the Canadian Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

                  SECTION 2.20. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder in respect of US$ Loans and US Letters of Credit (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds in Dollars, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the US Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18, 2.19 and 9.03 shall be made directly to the Persons entitled thereto.

                  (b) The UK Borrower shall make each payment required to be made by it hereunder in respect of Pounds Sterling UK Revolving Loans (whether of principal, interest or fees, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 2:00 p.m., London time, on the date when due, in immediately available funds in Pounds Sterling, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 125 London Wall, 9th Floor, London, United Kingdom, except that payments pursuant to Sections 2.17, 2.18, 2.19 and 9.03 shall be made directly to the Persons entitled thereto.

                  (c) The Canadian Borrower shall make each payment required to be made by it hereunder in respect of Canadian Revolving Loans and Canadian Letters of Credit (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 2:00 p.m., Toronto time, on the date when due, in immediately available funds in Canadian Dollars, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Canadian Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Canadian Administrative Agent at its offices at 200 Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2, Canada, except payments to be made directly to the Canadian Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18, 2.19 and 9.03 shall be made directly to the Persons entitled thereto.

                  (d) Each of the Administrative Agent and the Canadian Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

                  (e) If at any time insufficient funds are received by and available to the Administrative Agent or the Canadian Administrative Agent, as applicable, to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder in respect of any Facility, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder in respect of such Facility, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder in respect of such Facility, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. If at any time insufficient funds are received by and available to the Administrative Agent in Dollars to pay fully all amounts of principal, unreimbursed LC Disbursements, interests and fees then due hereunder in respect of each of the US Loans and the Additional US Revolving Loans, available funds shall be allocated among such Facilities pro rata based on the amounts due under each such Facility at such time, and then applied by the Administrative Agent in accordance with the first sentence of this paragraph.

                  (f) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (g) Unless the Administrative Agent or the Canadian Administrative Agent, as applicable, shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent or the Canadian Administrative Agent, as applicable, may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the applicable Lenders or Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent or the Canadian Administrative Agent, as applicable, forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent or the Canadian Administrative Agent, as applicable, (i) in the case of Dollar amounts, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of amounts in Pounds Sterling, at a rate determined by the Administrative Agent to be the cost to it of funding such amount, and (iii) in the case of amounts in Canadian Dollars, at a rate determined by the Canadian Administrative Agent to be the cost to it of funding such amount.

                  (h) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(d) or (e), 2.07 or 2.18(d), then the Administrative Agent or Canadian Administrative Agent, as applicable, may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or Canadian Administrative Agent, as applicable, for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.21. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.17, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent (and, in the case of a Canadian Lender, the Canadian Administrative Agent), require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, in the case of a Canadian Lender, the Canadian Administrative Agent), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                  SECTION 2.22. Bankers' Acceptances. (a) Subject to the terms and conditions of this Agreement, the Canadian Borrower may request a Canadian Revolving Borrowing by acceptance and purchase of B/As by the Canadian Lenders, in accordance with a request for Canadian Revolving Borrowings under Section 2.03(c).

                  (b) No Contract Period with respect to a B/A shall extend beyond the Maturity Date.

                  (c) To facilitate availment of the Canadian Revolving Borrowings by way of B/As, the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of B/As substantially in the form of Exhibit D. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of the Canadian Lender or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to B/As (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) cancelled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Canadian Lender. Each Canadian Lender agrees to provide such records to the Canadian Borrower at the Canadian Borrower's expense upon request. On request by or on behalf of the Canadian Borrower, a Canadian Lender shall cancel all forms of B/A which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and which are held by the said Canadian Lender and are not required to be issued in accordance with the Canadian Borrower's irrevocable notice.

                  (d) Drafts of the Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.22. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any of the Canadian Lenders or the Canadian Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrower.

                  (e) Promptly following receipt of a notice of borrowing, notice of rollover or notice of conversion by way of B/As, in accordance with
Section 2.03(c), Section 2.22(h) or Section 2.22 (k), the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Lenders). The aggregate face amount of the B/As to be accepted by a Canadian Lender shall be an integral multiple of C$100,000 and such face amount shall be in each Canadian Lender's pro rata portion of such Canadian Revolving Borrowing; provided, that the Canadian Administrative Agent may, in its sole discretion, increase or reduce any Canadian Lender's portion of such B/A to the nearest C$100,000.

                  (f) Upon acceptance of a B/A by a Canadian Lender, such Canadian Lender shall purchase, or arrange the purchase of, such B/A from the Canadian Borrower at the Discount Rate for such Canadian Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to a Canadian Lender under Section 2.14 in respect of each B/A accepted by such Canadian Lender shall be set off against the Discount Proceeds payable by such Canadian Lender under this Section 2.22.

                  (g) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

                  (h) With respect to each Canadian Revolving Borrowing which is outstanding hereunder by way of B/As, at or before 11:00 a.m., Toronto time, three Business Days before the maturity date of such B/As, the Canadian Borrower shall notify the Canadian Administrative Agent at the Canadian Administrative Agent's address set forth in Section 9.01 by irrevocable telephone notice, followed by a notice of rollover on the same day, if the Canadian Borrower intends to issue B/As on such maturity date to provide for the payment of such maturing B/As. If the Canadian Borrower fails to notify the Canadian Administrative Agent of its intention to issue B/As on such maturity date, or if an Event of Default has occurred and is continuing on such maturity date, subject to Section 2.22(m), the Canadian Borrower shall provide payment to the Canadian Administrative Agent on behalf of the Canadian Lenders of an amount equal to the aggregate face amount of such B/As on the maturity date of such B/As. If the Canadian Borrower fails to make such payment, such maturing B/As shall be deemed to have been converted on their maturity date into a C$ Prime Rate Loan in an amount equal to the face amount of such B/As.

                  (i) The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the B/A for payment of the amount payable by the Canadian Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Canadian Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, the Canadian Borrower shall have no further liability in respect of such B/A and such Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

                  (j) If any Event of Default shall occur and be continuing, the Canadian Borrower shall, on the Business Day it receives notice from the Canadian Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Canadian Lenders with Bankers' Acceptances Exposure representing a majority of the total Bankers' Acceptances Exposure), deposit in an account with the Canadian Administrative Agent, for the benefit of the Canadian Lenders, an amount in cash equal to its Bankers' Acceptances Exposure as of such date. Such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of the Canadian Borrower under this Agreement. The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at the Canadian Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent to reimburse the applicable Canadian Lenders for Bankers' Acceptances Exposure and, if the maturity of the Loans has been accelerated (but subject to the consent of Canadian Lenders with Bankers' Acceptance Exposure representing a majority of the total Bankers' Acceptance Exposure), to satisfy the other obligations of the Canadian Borrower under this Agreement. All remaining amounts on deposit shall be returned to the applicable Canadian Borrower within three Business Days after all Events of Default have been cured or waived.

                  (k) The Canadian Borrower shall have the right at any time upon irrevocable notice to the Canadian Administrative Agent not later than 12:00 noon, Toronto time, three Business Days prior to conversion to convert a C$ Prime Rate Loan to a Canadian B/A Borrowing, subject to the following conditions:

                       (i) each conversion shall be made pro rata among the
                  applicable Canadian Lenders in accordance with the respective principal amounts of the C$ Prime Rate Loans comprising the converted Borrowing;

                       (ii) if less than all of the outstanding principal amount
                  of any Borrowing shall be converted, the aggregate principal amount of such Borrowing converted shall not be less than C$1,000,000;

                       (iii) each conversion shall be effected by each
                  applicable Canadian Lender by such Canadian Lender's converting its applicable C$ Prime Rate Loan (or a portion thereof) into a B/A, and accrued interest on any C$ Prime Rate Loan (or any portion thereof) being converted shall be paid by the applicable Canadian Borrower at the time of conversion;

                       (iv) all Bankers' Acceptances to be issued as a result of
                  the conversion of the C$ Prime Rate Loan shall be issued in accordance with the provisions of this Section 2.22; and

                       (v) a C$ Prime Rate Borrowing may not be converted into a
                  Canadian B/A Borrowing if an Event of Default has occurred and is continuing, subject to Section 2.22(m) below.

                  (l) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

                       (i) the right of the Canadian Borrower to request a
                  borrowing by way of Bankers' Acceptance shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

                       (ii) any notice relating to a borrowing by way of
                  Bankers' Acceptance which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loans (all as if it were a notice given pursuant to Section 2.03 (c)).

The Canadian Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Lenders of the suspension of the Canadian Borrower's right to request a borrowing by way of Bankers' Acceptance and of the termination of such suspension.

                  (m) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Canadian Administrative Agent, at the request of the Canadian Lenders with Bankers' Acceptance Exposure representing a majority of the total Bankers' Acceptances Exposure, so notifies the Canadian Borrower, then, so long as an Event of Default is continuing (i) no outstanding C$ Revolving Borrowing may be converted to or continued as a Borrowing by way of Bankers' Acceptances and (ii) unless repaid, each Canadian BA Borrowing shall be converted to a Borrowing of C$ Prime Loans at the end of the Contract Period applicable thereto.

                  (n) At the option of the Canadian Borrower and any Canadian Lender, Bankers' Acceptances under this Agreement to be accepted by that Canadian Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 2.22.

                  SECTION 2.23. Reallocation. (a) The Borrowers may, from time to time, but not more than four times per calendar year, from and after the Effective Date until the earlier of the Maturity Date and the termination of the Canadian Commitments, temporarily reduce, in whole or in part, or increase, the Canadian Commitments and/or the Additional US Commitments, upon giving an irrevocable written notice (each, a "Reallocation Notice") to the Administrative Agent and the Canadian Administrative Agent at least five (5) Business Days prior to the date on which such reduction or increase is to take effect. Each reduction or increase in the Canadian Commitments shall result in an automatic corresponding increase or reduction in the Additional US Commitments; provided that the Canadian Commitments shall not, at any time, (i) be reduced to an amount that is less than the Dollar Equivalent Amount of the aggregate Canadian Revolving Loans and Canadian LC Exposure outstanding at such time or (ii) exceed the amount of the Canadian Commitments as of the Effective Date, as such Commitments may, from time to time, be permanently reduced or cancelled in accordance with Section 2.11. Any amount of the Canadian Commitments reallocated under this Section 2.23 as Additional US Commitments shall not be available to the Canadian Borrower, and any amount of the Additional US Commitments reallocated under this Section 2.23 as Canadian Commitments shall not be available to the US Borrowers, until and only if such amounts are reallocated back to the Canadian Commitments or the Additional US Commitments, as applicable, in accordance with the terms and conditions of this Section 2.23.

                  (b) The ability of the Borrowers to reallocate the Additional US Commitments and the Canadian Commitments in accordance with this Section 2.23 shall be subject to the conditions that (i) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and (ii) at the time of and immediately following such reduction or increase, no Event of Default or Default shall have occurred and be continuing. Each Reallocation Notice shall specify the amount (expressed in Dollars) of any reduction or increase in the Canadian Commitments and the corresponding increase or reduction in the Additional US Commitments. Each reallocation requested under this Section
2.23 shall be in a minimum aggregate principal amount of $5,000,000 (or, if less, the remaining amount of the applicable Commitments) and in integral multiples of $1,000,000. Each reduction or increase in the Canadian Commitments under this Section 2.23 shall be made ratably among the Canadian Lenders based on their respective Canadian Commitments. Each reduction or increase in the Additional US Commitments under this Section 2.23 shall be made ratably among the Canadian Lenders (or the affiliate or branch of such Lender that is a US Lender) based on their respective Canadian Commitments. The Canadian Administrative Agent shall promptly after receiving a Reallocation Notice notify each Canadian Lender or Additional US Lender, as the case may be, of the amount of its relevant Commitment to be reallocated and the date of such reallocation.

                  (c) The Additional US Commitments shall be available to the US Borrowers in addition to the US Commitments. Without limitation, (i) each US Borrower may borrow for its account under the Additional US Commitments to the same extent as it may utilize the US Revolving Commitments (subject to the same interest rate options, minimum borrowing and repayment amounts and maturities), provided that the aggregate principal amount of the Additional US Loans shall not exceed the Additional US Commitments, (ii) only the Additional US Lenders shall have a Commitment under the Additional US Commitments, (iii) Swingline Loans and Letters of Credit are not available under the Additional US Commitments, and (iv) the Additional US Lenders shall be entitled to the same rights and subject to the same obligations with respect to the Additional US Commitments as are the US Lenders with respect to the US Commitments.

                  SECTION 2.24. Currency Fluctuations, etc. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date on which there are UK Revolving Loans outstanding or a Borrowing Request has been delivered for a UK Revolving Borrowing, the Administrative Agent shall determine the Pounds Sterling Exchange Rate as of such Calculation Date and give notice thereof to the UK Revolving Lenders, to the UK Borrower and to the Company. Not later than 1:00 p.m., Toronto time, on each Calculation Date on which there are Canadian Revolving Loans or Canadian LC Exposure outstanding or a Borrowing Request for a Canadian Revolving Borrowing or a request for a Canadian Letter of Credit has been delivered, the Canadian Administrative Agent shall determine the Canadian Exchange Rate as of such Calculation Date and give notice thereof to the Canadian Revolving Lenders, to the Canadian Borrower and to the Company. The Exchange Rates determined as set forth above in this paragraph (a) shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall determine the Dollar Equivalent Amount of the Pounds Sterling UK Revolving Loans then outstanding (after giving effect to any UK Revolving Loans to be made or repaid on such date) and notify the UK Revolving Lenders, the UK Borrower and the Company of the results of such determination. Not later than 5:00 p.m., Toronto time, on each Reset Date, the Canadian Administrative Agent shall determine the Dollar Equivalent Amount of the Canadian Revolving Loans then outstanding and the Canadian LC Exposure (after giving effect to any Canadian Revolving Loans to be made or repaid on such date) and notify the Canadian Revolving Lenders, the Canadian Borrower and the Company of the results of such determination.

                  (c) If on any Reset Date, the Dollar Equivalent Amount of the aggregate principal amount of UK Revolving Loans outstanding exceeds 105% of the aggregate amount of the UK Commitments, then the UK Borrower shall, within three Business Days after notice thereof from the Administrative Agent, prepay UK Revolving Loans in an aggregate amount such that, after giving effect thereto, the Dollar Equivalent of all such UK Revolving Loans shall be equal to or less than such aggregate amount of UK Commitments. If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the UK Borrower shall pay to the UK Revolving Lenders such amounts, if any, as may be required pursuant to Section 2.18.

                  (d) If on any Reset Date, the Dollar Equivalent Amount of the aggregate principal amount of Canadian Revolving Loans and Canadian LC Exposure outstanding exceeds 105% of the aggregate amount of the Canadian Commitments, then the Canadian Borrower shall, within three Business Days after notice thereof from the Canadian Administrative Agent, prepay Canadian Revolving Loans (other than Canadian B/A Borrowings) in an aggregate amount such that, after giving effect thereto, the Dollar Equivalent of all such Canadian Revolving Loans, together with the Canadian LC Exposure, shall be equal to or less than such aggregate amount of Canadian Commitments. In the event that after such prepayment, the Dollar Equivalent Amount of the aggregate principal amount of Canadian Revolving Loans and Canadian LC Exposure outstanding remains greater than the aggregate amount of the Canadian Commitments, the Canadian Borrower shall provide cash collateral for the Canadian LC Exposure and the Canadian B/A Borrowings in the manner set forth in Sections 2.06 and 2.22, as applicable, to the extent required to eliminate such excess.

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

                  Each Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the corporate powers of each Loan Party and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each other Loan Document have been duly executed and delivered by each Loan Party which is a party thereto and constitute a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended September 30, 2001, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2002, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

                  (b) Since September 30, 2001, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any lack of ownership or any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any other Loan Document or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or any Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.11. Disclosure. The Information Memorandum and the other reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to the Administrative Agent, the Canadian Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, did not, as of the dates furnished or delivered, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the

Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared.

                  SECTION 3.12. Equal and Ratable Debt. As of the date hereof, a true and complete list of Equal and Ratable Debt is set forth on Schedule 3.12 hereto.

                  SECTION 3.13. Regulations T, U and X. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board). The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby and the other Transactions will not violate or be inconsistent with the provisions of the Regulations of the Board, including Regulations T, U and X.

                  SECTION 3.14. Subsidiaries. Except as disclosed to the Administrative Agent by the Company in writing from time to time after the Effective Date, (a) Schedule 3.14-A sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of any Subsidiary. Schedule 3.14-B sets forth the name of each Excluded Subsidiary (other than Immaterial Subsidiaries) as of the Effective Date. The Company owns, directly or indirectly, all of the issued and outstanding Equity Interests of each Subsidiary Borrower other than qualifying shares held by the directors of such Subsidiary Borrower.

                                   ARTICLE IV

                                   Conditions
                                   ----------

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                       (a) The Administrative Agent (or its counsel) shall have
                  received (i) from each party hereto either (x) counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) from the Company and each Subsidiary Guarantor either (A) a counterpart of the Subsidiary Guarantee or the Company Guarantee, as applicable, signed on behalf of such Person or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Subsidiary Guarantee or the Company Guarantee, as applicable) that such

                  Person has signed a counterpart of the Subsidiary Guarantee or the Company Guarantee, as applicable.

                       (b) The Administrative Agent shall have received a
                  favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of: (i) Cravath, Swaine & Moore, counsel for the Loan Parties, substantially in the form of Exhibit B-1; (ii) Don Liu, general counsel of the Company on behalf of the Loan Parties, substantially in the form of Exhibit B-2; and (iii) such other special and local counsel as may be requested by the Administrative Agent, which opinions shall cover such other matters relating to the Loan Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

                       (c) The Administrative Agent shall have received such
                  documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                       (d) The Administrative Agent shall have received a
                  certificate, dated as of the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) through (e) of Section 4.02.

                       (e) The Administrative Agent shall have received all fees
                  and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

                       (f) The Company or IOSC shall have completed a senior
                  subordinated or subordinated convertible issuance in the aggregate amount of at least $125,000,000 on terms and conditions reasonably satisfactory to the Administrative Agent.

                       (g) The Company shall have provided evidence reasonably
                  satisfactory to the Administrative Agent that it has successfully obtained the consent required by the outstanding IOSC Notes, which consent shall (i) permit the Company to create liens on its property to secure the Borrowings hereunder if the Company equally and ratably secures the IOSC Notes without causing a default thereunder, and (ii) permit its Subsidiaries to guarantee the Company's obligations under the Revolving Credit Facility to the same extent as permitted under the Company's existing credit facility.

                       (h) The Lenders shall have received (i) satisfactory
                  audited consolidated financial statements of the Company and IOSC for the 2001 and 2000 fiscal years and (ii) satisfactory unaudited interim consolidated financial statements of the Company and IOSC for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

                       (i) The Company and its Subsidiaries shall have obtained
                  such amendments as are required by the Administrative Agent to their respective agreements and instruments governing or evidencing obligations having terms providing that such obligations become due under any debt instrument, asset securitization, derivative transaction or other financial arrangement as a consequence of a downgrade in any one or more of the Company's credit ratings (any such obligation becoming so due, a "Ratings Trigger Event") to eliminate such terms or shall have otherwise repaid or terminated each such agreement or instrument and the Administrative Agent shall have received reasonably satisfactory evidence thereof; provided that no such amendment, repayment or termination shall be required in respect of the Private Placement Notes. It is agreed that a provision in any asset securitization agreement of the Company or any Subsidiary which requires, once such provision has been triggered as a result of a ratings change, that proceeds available from time to time in excess of amounts required for scheduled debt service and other required payments under such securitization be applied to prepay indebtedness under such securitization rather than being made available to the Company or such Subsidiary, but does not otherwise require or permit the acceleration of such remaining indebtedness (any such provision, a "Turbo Provision"), shall not constitute a Ratings Trigger Event.

                       (j) The Administrative Agent shall have received
                  satisfactory evidence that the Company's existing revolving credit facilities shall have been or shall simultaneously be terminated and all amounts thereunder paid in full.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on May 31, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                       (a) The representations and warranties of the Company and
                  its Subsidiaries set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                       (b) At the time of and immediately after giving effect to
                  such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

                  (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, there shall be available to IOSC, the Canadian Borrower and the UK Borrower a minimum of $600,000,000 in total conduit facilities under the Securitization Agreements, whether drawn or undrawn.

                  (d) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, there shall be available to IOSC, the Canadian Borrower and the UK Borrower a minimum of $100,000,000 of unused availability under the Securitization Agreements.

                  (e) There shall have been no change since the date hereof to the 1996 Capital Support Agreement.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) through (e) of this Section.

                                   ARTICLE V

                              Affirmative Covenants
                              ---------------------

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Company will furnish to the Administrative Agent and each
Lender:

                       (a) within 105 days after the end of each fiscal year of
                  each of the Company and IOSC, their respective audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of each of the Company and IOSC and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                       (b) within 55 days after the end of each of the first
                  three fiscal quarters of each fiscal year of each of the Company and IOSC, their respective consolidated balance sheets and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and IOSC and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                       (c) concurrently with any delivery of financial
                  statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01 and 6.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred that affects such financial statements since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                       (d) promptly after the same become publicly available,
                  copies of all periodic and other reports and proxy statements filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

                       (e) promptly after Moody's or S&P shall have announced a
                  change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

                       (f) promptly following any request therefor, such other
                  information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or the other Loan Documents, or any other information, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been posted on the Company's website on the Internet at http://www.IKON.com or by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov; provided that the Company shall deliver paper copies of such information to any Lender that requests such delivery and provided further that such information shall only be deemed to have been delivered when posted on any such website upon notification by the Company to the Lenders of such posting.

                  SECTION 5.02. Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                       (a) the occurrence of any Default;

                       (b) the filing or commencement of any action, suit or
                  proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

                       (c) the occurrence of any ERISA Event that, alone or
                  together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $20,000,000; and

                       (d) any other development that results in, or could
                  reasonably be expected to result in, a Material Adverse
                  Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company, on behalf of all of the Borrowers, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises, including but not limited to all trademarks, patents, service marks, trade names and copyrights material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, prior to the time at which the failure to pay the same could reasonably be expected to result in a Material Adverse Effect, and will pay all lawful claims which, if unpaid, might become a Lien upon the property of the Company or any Subsidiary, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, Canadian Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, in the presence of its officers, with its independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans (including but not limited to Letters of Credit) will be for general corporate purposes of the Company and its Subsidiaries. Such proceeds may not be used to repay, either directly or indirectly, the Private Placement Notes, it being understood that funds from other credit facilities and sources may be used to repay the Private Placement Notes and any such repayment shall not be viewed as prohibited by this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                  SECTION 5.09. Continued Ownership of Each Subsidiary Borrower. The Company shall continue to own, directly or indirectly, all of the issued and outstanding capital stock of each Subsidiary Borrower, other than qualifying shares held by the directors of such Subsidiary Borrower, provided, however that this Section 5.09 shall apply to the Company's direct or indirect ownership of a Subsidiary Borrower only (i) as a condition to such Subsidiary Borrower obtaining a Loan hereunder and (ii) if and so long as such Subsidiary Borrower has outstanding Loans.

                  SECTION 5.10. Additional Guarantors. With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Effective Date by the Company or any Subsidiary (which, for the purposes of this Section 5.10, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), the Company shall cause such new Subsidiary to become a party to the Subsidiary Guarantee and to deliver to the Administrative Agent a certificate of Subsidiary, substantially in the form of the certificate delivered by the Subsidiary Guarantors on the Effective Date in accordance with
Section 4.01(c), with appropriate insertions and attachments, and if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions related to the matters covered with respect to the Subsidiary Guarantors in the opinions delivered on the Effective Date in accordance with Section 4.01(b), which opinions shall be in the form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of

Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Financial Condition Covenants. (a) Corporate Leverage Ratio. The Company will not permit the Corporate Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                     Corporate
              Fiscal Quarter Ending                Leverage Ratio
              ---------------------                --------------
                  June 30, 2002                      4.00:1.00
                September 31, 2002                   3.50:1.00
                December 31, 2002                    3.50:1.00
                  March 31, 2003                     3.25:1.00
                  June 30, 2003                      3.25:1.00
                September 31, 2003                   3.25:1.00
                December 31, 2003                    3.25:1.00
                  March 31, 2004                     3.00:1.00
                  June 30, 2004                      3.00:1.00
                September 31, 2004                   3.00:1.00
                December 31, 2004                    3.00:1.00
          March 31, 2005 and thereafter              3.00:1.00

                  (b) Consolidated Interest Expense Ratio. The Company will not permit the Consolidated Interest Expense Ratio for any period of four consecutive fiscal quarters to be less than 1.25:1.00.

                  (c) Consolidated Asset Test Ratio. Unless and until the Improved Ratings Condition is satisfied for at least 180 consecutive days, the Company will not permit the Consolidated Asset Test Ratio at any time to be less than 1.00:1.00.

                  (d) Eligible Assets Ratio. Unless and until the Improved Ratings Condition is satisfied for at least 180 consecutive days, the Company will not permit the Eligible Assets Ratio at any time to be less than 1.00:1.00. The Administrative Agent shall have the right, at any time when a Default or Event of Default has occurred and is continuing and on up to one other occasion in any calendar year (excluding the initial review performed by the Administrative Agent as of December 31, 2001), to review the calculation of Eligible Assets specified on Schedule 6.01 and the Borrowers shall pay the reasonable fees (including reasonable and customary internally allocated fees of employees of the Administrative Agent) and expenses associated with conducting such a review. As a result of such review, the Administrative Agent shall have the right to adjust any of the criteria for calculating Eligible Assets as set forth on such Schedule, to establish new criteria and/or to adjust the applicable advance rates for different categories of Eligible Assets, in each case in its reasonable credit judgment, subject to the approval of the Required Lenders in the case of adjustments, new criteria or changes in the applicable advance rates which have the effect of increasing the amount of Eligible Assets. Any such changes to Schedule 6.01 shall become effective five days after delivery of written notice thereof to the Company.

                  SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                       (a) Permitted Encumbrances;

                       (b) any Lien on any property or asset of the Company or
                  any Subsidiary existing on the date hereof and set forth in
                  Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                       (c) any Lien existing on any property or asset prior to
                  the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                       (d) Liens on fixed or capital assets acquired,
                  constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by this Agreement, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and
                  (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

                       (e) Liens securing Indebtedness that refinances or
                  replaces Indebtedness referred to in clauses (c) or (d) above; provided that (i) such Liens do not extend to assets not subject to the Liens securing the Indebtedness so refinanced or replaced and (ii) the principal amount of such refinancing or replacement Indebtedness does not exceed the principal amount of the Indebtedness so refinanced or replaced;

                       (f) Liens on the assets of Finance Subsidiaries arising
                  in connection with any Securitization Transaction, limited in each case to the accounts (including lease receivables) and chattel paper therein or in any trust or similar entity utilized to effect such Securitization Transaction, to any equipment giving rise to such accounts and to proceeds of the foregoing; and

                       (g) Liens securing Indebtedness the aggregate principal
                  amount of which, when added to the then outstanding aggregate amount of all Securitization Transactions and all other sales and discounting transactions of Subsidiaries other than the Finance Subsidiaries contemplated by Section 6.10 do not in the aggregate exceed 10% of Consolidated Net Worth.

                  SECTION 6.03. Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including Equity Interests in Subsidiaries) constituting all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge into any Subsidiary Guarantor in a transaction in which the surviving entity is a Subsidiary Guarantor, (iii) any Person (other than the Company or a Subsidiary Guarantor) may merge into a Subsidiary that is not a Subsidiary Guarantor in a transaction in which the surviving entity is a Subsidiary, (iv) asset transfers permitted by Section 6.04 may be effected by means of mergers and (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  SECTION 6.04. Dispositions of Property. The Company will not, and will not permit any Subsidiary to, Dispose of any of its property (other than cash), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Equity Interests to any Person, except:

                       (a) the Disposition of obsolete, worn out, used or
                  surplus property in the ordinary course of business, including sales of equipment leased by the Company and the Subsidiaries to third parties at the ends of the lease terms applicable thereto;

                       (b) the sale and leasing of inventory in the ordinary
                  course of business;

                       (c) Dispositions of property by the Company or any
                  Subsidiary to the Company or any Subsidiary Guarantor;

                       (d) Dispositions of property by any Subsidiary that is
                  not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor;

                       (e) transfers of equipment and related agreements to
                  Finance Subsidiaries for sale or leasing to customers in the ordinary course of business;

                       (f) other Dispositions of property by the Company or any
                  Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor, but only to the extent permitted by
                  Section 6.05;

                       (g) investments, loans, advances and acquisitions
                  permitted by Section 6.05 and Restricted Payments permitted by
                  Section 6.06;

                       (h) the sale or issuance of any Subsidiary's Equity
                  Interests to the Company or any Subsidiary, to the extent permitted by Section 6.05;

                       (i) Dispositions permitted by Section 6.10 and other
                  Dispositions by Finance Subsidiaries in connection with Securitization Transactions; and

                       (j) Dispositions of property not permitted by the
                  preceding clauses (a) through (i) having a fair market value not to exceed $100,000,000 in the aggregate from and after the Effective Date.

                  SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                       (a) Permitted Investments;

                       (b) Permitted Acquisitions;

                       (c) equity investments, loans and advances by the Company
                  and the Subsidiaries existing on the date hereof in or to Subsidiaries and, in the case of loans and advances greater than $1,000,000, listed on Schedule 6.05;

                       (d) equity investments, loans or advances made by the
                  Company or any Subsidiary in or to any Subsidiary Guarantor and made by any Subsidiary in or to the Company;

                       (e) equity investments, loans or advances made by any
                  Subsidiary that is not a Subsidiary Guarantor in or to any other Subsidiary that is not a Subsidiary Guarantor;

                       (f) equity investments in, loans and advances to and
                  Guarantees of obligations of Finance Subsidiaries in the ordinary course of business;

                       (g) other equity investments, loans or advances made by
                  the Company and the Subsidiary Guarantors after the date of this Agreement in or to Subsidiaries that are not Subsidiary Guarantors (it being agreed that any disposition of assets referred to in Section 6.04(f) with a fair market value greater than the value of the consideration received by the transferor shall, to the extent of such excess, be deemed an investment referred to in this clause (g)); provided, that the sum of (i) all such investments, net of all returns of capital after the date of this Agreement from Subsidiaries that are not Subsidiary Guarantors to the Company and the Subsidiary Guarantors, (ii) all such outstanding loans and advances and
                  (iii) all Guarantees of outstanding Indebtedness referred to in clause (l) below shall not at any time exceed $50,000,000;

                       (h) investments by Finance Subsidiaries in any
                  special-purpose entity used to effect a Securitization Transaction;

                       (i) intercompany investments, loans and advances arising
                  in connection with pooled cash management activities of the Company and the Subsidiaries;

                       (j) Guarantees existing on the date hereof and set forth
                  on Schedule 6.05, and any extensions, renewals and replacements of any such Guarantee that do not result in an increase of the outstanding principal amount of Indebtedness guaranteed pursuant to such Guarantee;

                       (k) Guarantees of the obligations of Subsidiaries under
                  operating leases;

                       (l) Guarantees by the Company of obligations of any
                  Subsidiary Guarantor and by any Subsidiary of Indebtedness of the Company or any Subsidiary Guarantor;

                       (m) Guarantees by any Subsidiaries that are not
                  Subsidiary Guarantors of obligations of other Subsidiaries that are not Subsidiary Guarantors;

                       (n) other Guarantees by the Company and the Subsidiary
                  Guarantors after the date of this Agreement of Indebtedness of Subsidiaries that are not Subsidiary Guarantors (but subject to the limitation set forth in clause (g) above);

                       (o) investments accepted by the Company or any Subsidiary
                  in the ordinary course of business in satisfaction of unpaid obligations owed to it, and other de minimis investments acquired in the ordinary course of business;

                       (p) loans and advances to officers and employees of the
                  Company and the Subsidiaries in the ordinary course of business; and

                       (q) other investments in, loans and advances to, and
                  Guarantees of obligations of Persons that are not Subsidiaries in an aggregate amount any time (net of returns of capital) not greater than $25,000,000.

                  SECTION 6.06. Restricted Payments. Unless and until the Improved Ratings Condition has been satisfied for at least 180 consecutive days (and remains satisfied), the Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, employees or directors of the Company and its Subsidiaries, and (d) the Company may declare or pay dividends provided that such payments shall not, in the aggregate, exceed in any fiscal year the higher of (x) $.16 per outstanding share of the Company's common stock (as such per share amount shall be adjusted to take account of stock splits and dividends, share combinations and other similar transactions affecting the Company's common stock) and (y) the consolidated net income of the Company and its Subsidiaries for the immediately preceding fiscal year.

                  SECTION 6.07. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than would prevail in an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and its Wholly Owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 6.06.

                  SECTION 6.08. Subsidiary Indebtedness. The Company will not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume, suffer to exist, Guarantee or otherwise become, be or remain liable with respect to any Indebtedness (other than Excluded Debt, as defined below) in an aggregate amount outstanding (as to all Subsidiaries) at any time in excess of $25,000,000 plus the amount of Indebtedness outstanding on the date hereof (other than Excluded Debt outstanding on the date hereof). For purposes of this
Section 6.08, "Excluded Debt" shall mean (i) Indebtedness owing exclusively to the Company or another Subsidiary, (ii) Indebtedness of a Subsidiary outstanding on the date that the Company acquires such Subsidiary, (iii) Indebtedness with respect to property to be used by the Company or its Subsidiaries, the interest on which Indebtedness is exempt from Federal income tax pursuant to Section 103 of the Code, (iv) Indebtedness of any Foreign Subsidiary that is not Guaranteed by the Company or any other Subsidiary, (v) Indebtedness of Finance Subsidiaries owing to the Company or any of its Subsidiaries, (vi) Indebtedness of Finance Subsidiaries to a Person or Persons other than the Company and its Subsidiaries, provided that such Indebtedness is not Guaranteed by the Company or any of its Subsidiaries, (vii) Indebtedness of Borrowers and Subsidiary Guarantors, (viii) Indebtedness existing on the date hereof and set forth on Schedule 6.08, and Indebtedness refinancing or replacing such Indebtedness (provided that such Indebtedness (A) either (x) matures after the Maturity Date or (y) has a weighted average life to maturity not less than that of the Indebtedness being refinanced and (B) contains terms and conditions in respect of mandatory prepayment or redemption events and events of default and priority ranking which are not less favorable to the Lenders than the Indebtedness being refinanced), or (ix) Indebtedness under this Agreement.

                  SECTION 6.09. Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditure, except if as a result thereof Capital Expenditures of the Company and its Subsidiaries, net of all proceeds received from dispositions of property, plant and equipment, and net of "equipment on operating leases" (as such term is used and defined in the Company's statement of cash flow in its 2001 Annual Report), would exceed the amount set forth below for the corresponding fiscal year:

               Fiscal Year                     Capital Expenditures
               -----------                     --------------------
                   2002                            $160,000,000
                   2003                            $155,000,000
                   2004                            $130,000,000

; provided, that (a) up to 25% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause
(a) above.

                  SECTION 6.10. Sale, Discount of Receivables; Sale, Leaseback Transactions. The Company will not, and will not permit its Subsidiaries other than the Finance Subsidiaries to enter into any Securitization Transaction or sell or discount any Eligible Assets with recourse or sell and lease back any fixed asset unless after giving effect thereto the aggregate amount of the financings represented by all such transactions when added to the outstanding aggregate principal amount of all Indebtedness secured by Liens permitted by
Section 6.02(g) do not exceed 10% of Consolidated Net Worth.

                  SECTION 6.11. Optional Payments of Certain Debt Instruments. Unless and until the Improved Ratings Condition has been satisfied for at least 180 consecutive days, the Company will not, and will not permit any of its Subsidiaries to, Prepay any Restricted Indebtedness; provided that, so long as no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such transactions, (a) the Company or any Subsidiary may Prepay Restricted Indebtedness that matures prior to December 15, 2003 (or, if the condition set forth in either clause (b) of the proviso in the definition of "Maturity Date" shall have been satisfied, May 24, 2005), (b) the Company or any Subsidiary may Prepay Indebtedness under any revolving credit facility, revolving line of credit or similar arrangement, (c) the Company or any Subsidiary may Prepay other Restricted Indebtedness with excess cash not required for working capital or for the satisfaction of mandatory payment obligations (provided that (A) neither the Company nor any Subsidiary shall incur additional Indebtedness (including under this Agreement) to Prepay such Restricted Indebtedness and (B) there shall be no outstanding Loans under this Agreement at the time of such Prepayment) and (d) the Company or any Subsidiary may Prepay Restricted Indebtedness with the proceeds of Indebtedness incurred to refinance such Restricted Indebtedness ("Refinancing Indebtedness") so long as such Refinancing Indebtedness (i) either (x) matures after the Maturity Date or
(y) has a weighted average life to maturity not less than that of the Indebtedness being refinanced and (ii) contains terms and conditions in respect of mandatory prepayment or redemption events and events of default and priority ranking which are not less favorable to the Lenders than the Indebtedness being refinanced.

                  SECTION 6.12. Ratings Trigger Events. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement which contains Ratings Trigger Events, except for (i) any such agreement or arrangement which is terminated or amended to eliminate such Ratings Trigger Events on or prior to the Effective Date in accordance with Section 4.01(i) and (ii) with respect to the Private Placement Notes (as such Ratings Trigger Events provisions are in effect on the date hereof).

                  SECTION 6.13. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that by its terms prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary Guarantor to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or the ability of any Subsidiary Guarantor to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.13 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or of any assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets, as the case may be, to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing will not prohibit customary restrictions and conditions imposed by any agreement relating to any Securitization Transaction, including restrictions on the transfer or encumbrance of the assets subject to any such transaction or on dividends, distributions or other transfers by any trust, partnership, corporation or other entity used to facilitate any such transaction, and (vii) the foregoing shall not prohibit the incurrence of Equal and Ratable Debt, so long as at the time of such incurrence and after giving pro forma effect thereto, the Company is in compliance with the Eligible Assets Ratio and the Administrative Agent has received a certificate of a Financial Officer of the Company certifying as to such compliance.

                                  ARTICLE VII

                                Events of Default
                                -----------------

                  If any of the following events ("Events of Default") shall occur:

                       (a) any Borrower shall fail to pay any principal of any
                  Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                       (b) any Borrower shall fail to pay any interest on any
                  Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable hereunder or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                       (c) any representation or warranty made or deemed made by
                  or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                       (d) any Borrower shall fail to observe or perform any
                  covenant, condition or agreement contained in Section 5.02,
                  5.03 (with respect to any Borrower's existence), 5.08 or 5.09 or in Article VI;

                       (e) any Loan Party shall fail to observe or perform any
                  covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) first knowledge thereof by an executive officer of any Loan Party and (ii) notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

                       (f) the Company or any Subsidiary shall fail to make any
                  payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                       (g) any event or condition (a "Cross Event") occurs that
                  results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause, with the giving of notice if required, any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, further, that this clause (g) shall not apply to (i) a Ratings Trigger Event in respect of the Private Placement Notes, if and only if such Ratings Trigger Event or any acceleration of the Private Placement Notes resulting therefrom is not a Cross Event in respect of any other Material Indebtedness or (ii) Turbo Provisions in asset securitization agreements;

                       (h) an involuntary proceeding shall be commenced or an
                  involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary (other than any Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (other than any Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                       (i) the Company or any Subsidiary (other than any
                  Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                       (j) the Company or any Subsidiary (other than any
                  Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                       (k) one or more judgments for the payment of money in an
                  aggregate amount in excess of $15,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                       (l) an ERISA Event shall have occurred that, in the
                  opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

                       (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                  With respect to all Bankers' Acceptances which have not matured at the time the Administrative Agent takes any action pursuant to the paragraph above, or in case of any event with respect to a Borrower described in clauses (h) or (i) of this Article, the Canadian Borrower shall, at such time, with respect to outstanding Bankers' Acceptances which have not matured, pay to the Canadian Administrative Agent in full and absolute satisfaction of such obligations an amount of cash equal to the aggregate undiscounted face amount of all such unmatured Bankers' Acceptances and, upon such payment being made, the Canadian Borrower shall have no further liability in respect of such Bankers' Acceptances (except to the extent that any such payment is rescinded or reclaimed by operation of law or otherwise) and the Canadian Lenders shall be entitled to all benefits of, and will make and otherwise be responsible for all payments due to the redeeming holder or any third parties under, such Bankers' Acceptances.

                  On the first date on which the Administrative Agent has terminated the Commitments and has declared the Loans then outstanding to be due and payable pursuant to this Article VII as a result of an Event of Default, or on the first date on which any event with respect to any Borrower described in clause (h) or (i) of this Article occurs, the Lenders shall automatically and without further act (including without limitation any payment to any other Lender) be deemed to have exchanged (without novation) interests in the Loans and LC Exposure (each interest in any Loan or any LC Exposure being referred to as a "Claim", and each Facility of Loans and the LC Exposure under such Facility, if any, being referred to as a "Claims Class") such that in lieu of its Loan and LC Exposure in respect of each Claims Class in which it participates as of such date (including its interest in the principal, reimbursement, interest and fee obligations of each Borrower in respect of each such Claims Class), each Lender shall hold a percentage interest in every one of the Claims Classes (including the principal, reimbursement, interest and fee obligations of each Borrower in respect of each such Claims Class), whether or not such Lender shall previously have participated therein, equal to the percentage of all the outstanding Claims represented by such Lender's Claims. Each Lender, each Participant acquiring a participation pursuant to Section 9.04(c) and each Borrower hereby consents and agrees to the foregoing exchanges. All such exchanges effected pursuant to this paragraph that involve a currency exchange shall be effected based upon the Canadian Exchange Rate or Pounds Sterling Exchange Rate, as applicable, applicable on such first date. Each Borrower agrees from time to time to execute and deliver to the Administrative Agent or the Canadian Administrative Agent, as applicable, all such instruments and documents as the Administrative Agent or the Canadian Administrative Agent, as applicable, shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to such exchanges. In addition, each applicable Lender and each Borrower agrees with respect to any unmatured Bankers' Acceptances and undrawn LC Exposure under any Facility to take such actions as may be specified by the Administrative Agent or the Canadian Administrative Agent, as applicable, including funding its share of such unmatured Bankers' Acceptances and/or undrawn LC Exposure under a Facility into an escrow account maintained by the Administrative Agent or the Canadian Administrative Agent, as applicable, for the purpose of giving effect to the intent of the foregoing provisions relating to the exchange of interests. Each Borrower, jointly and severally, agrees to indemnify each Lender for any loss, cost or expense suffered or incurred by such Lender as a result of the exchanges provided for herein (including any foreign exchange losses) promptly upon submission of a written request therefor from such Lender.

                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

                  Each of the Lenders and each Issuing Bank hereby irrevocably appoint the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring

Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Each of the Canadian Lenders and the Canadian Issuing Bank hereby agrees and confirms that the provisions of this Article VIII shall apply to J.P. Morgan Bank Canada as Canadian Administrative Agent upon the same terms and subject to the same conditions as provided in this Article VIII mutatis mutandis; provided that any successor Canadian Administrative Agent shall be a bank with an office in Toronto, Canada, or Montreal, Canada, or an Affiliate of any such bank.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

                  SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                       (i) if to any Borrower, to it at 70 Valley Stream
                  Parkway, Malvern, Pennsylvania 19355-0980, Attention of Jack
                  F. Quinn (with a copy to Henry Graef) (Telecopy No. (610) 408-7022);

                       (ii) if to the Administrative Agent, to it at JPMorgan
                  Chase Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency

                  Services Group (Telecopy No. (212) 552-5662), with a copy to Robert Krasnow (Telecopy No. (312) 541-6222); provided that in case of any notice or other communication relating to UK Revolving Loans, the notice address shall be to J.P. Morgan Europe Ltd., 125 London Wall, 9th Floor, London, United Kingdom, Attention of Steve Clarke (Telecopy No. (44-20) 7-777-2360), with copies to the first address set forth in this clause (v) and to Robert Krasnow (Telecopy No. (312) 541-6222);

                       (iii) if to the US Issuing Bank, to it at JPMorgan Chase
                  Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services Group (Telecopy No. (212) 552-5662), with copies to Robert Krasnow (Telecopy No. (312) 541-6222) and Mary Lum (Telecopy o. (312) 541-6221;

                       (iv) if to the Swingline Lender, to it at JPMorgan Chase
                  Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services Group (Telecopy No. (212) 552-5662), with copies to Robert Krasnow (Telecopy No. (312) 541-6222) and Mary Lum (Telecopy No. (312) 541-6221);

                       (v) if to the Canadian Administrative Agent, to it at 200
                  Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2, Attention of Corporate Banking Associates (Telecopy No. (416) 981-9128), with a copy to Robert Krasnow (Telecopy No. (312) 541-6222));

                       (vi) if to the Canadian Issuing Bank, to it at 200 Front
                  Street West, Suite 2700, Toronto, Ontario M5V 3L2, Attention of Medina Sales de Andrade (Telecopy No. (416) 349-4283), with a copy to Robert Krasnow (Telecopy No. (312) 541-6222)); and

                       (vii) if to any other Lender, to it at its address (or
                  telecopy number) set forth in its Administrative
                  Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent or the Canadian Administrative Agent, as applicable, and the applicable Lender. The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or under any other Loan Document shall

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                                                                              87

operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Canadian Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement, any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Borrower and the Required Lenders or by each Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.20(e) or (f) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release the Company from its obligations under the Parent Guarantee or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantee without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Canadian Administrative Agent, the US Issuing Bank, the Canadian Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Canadian Administrative Agent, the US Issuing Bank, the Canadian Issuing Bank or the Swingline Lender, as the case may be.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent, the US Issuing Bank, the Canadian Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the US Issuing Bank, the Canadian Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrowers shall indemnify the Administrative Agent, the Canadian Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrowers fail to pay any amount required to be paid by any of them to the Administrative Agent, the Canadian Administrative Agent, the US Issuing Bank, the Canadian Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Canadian Administrative Agent, the US Issuing Bank, the Canadian Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Canadian Administrative Agent, the US Issuing Bank, the Canadian Issuing Bank or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that
(i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Canadian Administrative Agent, the US Issuing Bank, the Canadian Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment under any Facility and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                       (A) the Company, provided that no consent of the Company
                  shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and

                       (B) the Administrative Agent and, in the case of an
                  assignment of Canadian Revolving Loans and/or Canadian Commitments, the Canadian Administrative Agent, provided that no consent of the Administrative Agent or the Canadian Administrative Agent shall be required for an assignment to an assignee that is (i) a Lender immediately prior to giving effect to such assignment, (ii) an Affiliate of a Lender or
                  (iii) an Approved Fund.

                  (ii) Assignments shall be subject to the following
              additional conditions:

                       (A) except in the case of an assignment to a Lender or an
                  Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment under a particular Facility, the amount of the Commitment of the assigning Lender under each Facility subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent and, in the case of an assignment of Canadian Revolving Loans and/or Canadian Commitments, the Canadian Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under clause (a), (b), (h) or
                  (i) of Article VII has occurred and is continuing;

                       (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of Loans or Commitments under a particular Facility;

                       (C) each of Canadian Lender (or, in the case of a
                  Schedule II/III Canadian Lender, its affiliate which is a US Lender) and UK Lender (or its affiliate which is a US Lender)
                  (x) may not assign a portion of its interests under this Agreement unless, after giving effect thereto, it shall be able to comply with the reallocation described in Section 2.23 and (y) shall assign ratable portions of its Canadian Commitment and Additional US Commitment;

                       (D) interests under the Canadian Commitments may only be
                  assigned to Scheduled Canadian Lenders;

                       (E) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                       (F) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an Administrative Questionnaire; and

                       (G) in the case of an assignment to a CLO (as defined
                  below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO.

                  For the purposes of this Section 9.04(b), the terms "Approved Fund" and "CLO" have the following meanings:

                  "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent and, in the case of the Canadian Lenders, the Canadian Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and each Borrower, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent and, in the case of assignments of Canadian Loans and/or Canadian Commitments, the Canadian Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it under any Facility); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.20(f) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.17 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.19(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19 and
9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "Information" means all information received from any Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 9.14. Designated Senior Indebtedness. For the purposes of the Indenture governing the 5% Convertible Subordinated Notes due May 1, 2007, dated as of May 13, 2002, the parties hereto expressly agree that the Obligations under this Agreement shall constitute "Designated Senior Indebtedness," as such term is defined therein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           IKON OFFICE SOLUTIONS, INC.


                                           By _________________________
                                                Name:
                                                Title:


                                           IOS CAPITAL, LLC


                                           By _________________________
                                                Name:
                                                Title:


                                           IKON CAPITAL, PLC


                                           By _________________________
                                                Name:
                                                Title:


                                           IKON CAPITAL, INC.


                                           By _________________________
                                                Name:
                                                Title:


                                           JPMORGAN CHASE BANK, individually
                                           and as Administrative Agent,


                                           By _________________________
                                                 Name:
                                                 Title:

                                           J.P. MORGAN BANK CANADA,
                                           as Canadian Administrative Agent,


                                           By _________________________
                                                 Name:
                                                 Title: